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As filed with the Securities and Exchange Commission on July 6, 2005

Registration No. 333-122258

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

OPTION CARE, INC.

Delaware (State or other jurisdiction of incorporation or organization)	39-3791193 (I.R.S. Employer Identification No.)
485 Half Day Road, Suite 300 Buffalo Grove, Illinois 60089 (847) 465-2100

Rajat Rai
Chief Executive Officer
485 Half Day Road, Suite 300
Buffalo Grove, Illinois 60089
(847) 465-2100
(Name, address, including zip code, and
telephone number, including area code, of agent for service)	with a copy to: Timothy R.M. Bryant, Esq. McDermott Will & Emery LLP 227 West Monroe Street Chicago, Illinois 60606 (312) 372-2000

        Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Explanatory Note

        The purpose of this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 of Option Care, Inc. (Registration No. 333-122258) is (i) to amend the table under the heaging "Selling Securityholders" in the prospectus to add the names of the selling securityholders who have requested inclusion in the prospectus since May 27, 2005 and (ii) to adjust the conversion rate to reflect a quarterly dividend paid on June 10, 2005 to stockholders of record on May 27, 2005.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 6, 2005

        PROSPECTUS

2.25% Convertible Senior Notes due 2024
and the Common Stock Issuable Upon Conversion of the Notes

        We issued $75,000,000 aggregate principal amount of our 2.25% convertible senior notes due 2024 pursuant to a private placement on October 28, 2004 and an additional $11,250,000 aggregate principal amount of the notes on November 10, 2004 pursuant to the exercise by the initial purchasers of an option granted to them. This prospectus will be used by the selling securityholders to offer for resale the notes and the common stock issuable upon conversion of the notes. We will not receive any proceeds from these resales.

        We will pay 2.25% interest per annum on the principal amount of the notes, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2005. Interest will accrue on the notes from and including November 2, 2004 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be. The notes will mature on November 1, 2024.

        The notes are convertible into cash and, if applicable, shares of our common stock based on an initial conversion rate, subject to adjustment, of 83.3338 shares per $1,000 principal amount of notes (which represents a conversion price of approximately $12.00 per share), in certain circumstances.

        Holders may convert their notes into cash and, if applicable, shares of our common stock prior to the stated maturity only under the following circumstances: (1) during any calendar quarter after the calendar quarter ending December 31, 2004, if the closing sale price of our common stock for each of 20 or more consecutive trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter; (2) during the five business day period after any five consecutive trading day period (the "note measurement period") in which the average trading price per $1,000 principal amount of notes was equal to or less than 97% of the average conversion value of the notes during the note measurement period; (3) upon the occurrence of specified corporate transactions; or (4) if we have called the notes for redemption.

        Upon conversion, holders of notes will receive cash and, if applicable, shares of our common stock. The aggregate value (the "conversion value") of the cash and, if applicable, shares of common stock per $1,000 principal amount of notes will be equal to the product of:

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  the conversion rate then in effect; and

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  the average of the daily volume-weighted average price per share of our common stock for each of the 10 consecutive trading days beginning on the second trading day immediately following the day the notes are tendered for conversion (the "10-day weighted average price").

        Except as described in this prospectus, we will deliver the conversion value of the notes surrendered for conversion to converting holders as follows:

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  a cash amount (the "principal return") equal to the lesser of (1) the aggregate conversion value of the notes to be converted and (2) the aggregate principal amount of the notes to be converted;

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  if the aggregate conversion value of the notes to be converted is greater than the principal return, an amount in whole shares (the "net shares"), determined as set forth in this prospectus, equal to the aggregate conversion value less the principal return (the "net share amount"); and

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  a cash amount in lieu of any fractional shares of common stock.

        If notes are surrendered for conversion in connection with certain fundamental changes that occur before November 1, 2009, holders will in certain circumstances also receive the make-whole premium described in this prospectus in addition to the cash and shares to which holders are otherwise entitled to receive upon conversion.

        On or after November 1, 2009, we may from time to time at our option redeem the notes, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of the notes we redeem, plus any accrued and unpaid interest to, but excluding, the redemption date. We will make at least 10 semi-annual interest payments on the notes before we may redeem them.

        On each of November 1, 2009, November 1, 2014 and November 1, 2019, holders may require us to purchase all or a portion of their notes at a purchase price in cash equal to 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date.

        Holders may require us to repurchase all or a portion of their notes upon a fundamental change, as described in this prospectus, at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. If certain fundamental changes occur before November 1, 2009, we will pay, in addition to the fundamental change repurchase price described above, the make-whole premium described in this prospectus to holders that elect to have us repurchase their notes in connection with the fundamental change.

        The notes are our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness. The notes are effectively subordinated to all of our existing and future secured indebtedness and all existing and future liabilities of our subsidiaries, including trade payables.

        Our common stock is listed on the Nasdaq National Market under the symbol "OPTN." On July 5, 2005, the last reported sale price of our common stock was $14.18 per share.

        Investing in these securities involves significant risks. See "Risk factors" beginning on page 8 of this prospectus.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                        , 2005.

        All trademarks, service marks and trade names in this prospectus are the property of their respective owners.

IMPORTANT NOTICE TO READERS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer notes or shares of our common stock issued upon conversion of the notes that they own. Each time the selling securityholders offer notes or common stock under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplements together with the information incorporated by reference in this prospectus and, if applicable, any supplement hereto. See "Where you can find additional information" and "Incorporation of certain documents by reference" for more information.

        We have not authorized anyone to provide you with information other than the information contained herein or incorporated by reference as set forth under "Incorporation of certain documents by reference". Neither the notes nor any shares of common stock issuable upon conversion of the notes are being offered in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the SEC.

        All references to the number of shares of our common stock and related per share data have been adjusted to reflect the 3-for-2 stock split that occurred on March 31, 2005.

i

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus and the documents incorporated into it by reference. Because this is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus and the documents incorporated by reference carefully, including the section entitled "Risk factors."

        Unless we indicate otherwise in this prospectus or the context otherwise requires, "Option Care," "the company" and "our company" "we," "us" and "our" refer to Option Care, Inc. and its subsidiaries.

COMPANY OVERVIEW

        Option Care is a leading integrated provider of specialty pharmacy services and home infusion pharmacy services to patients with acute or chronic conditions that can be treated at home, at one of its local ambulatory infusion suites or in a physician's office. We provide these services to patients on behalf of managed care organizations, government healthcare programs and pharmaceutical manufacturers through two central high volume distribution facilities and 39 company-owned locations and 83 franchise locations. Our services include the distribution of infused and injectible medications, patient care coordination, compliance management and reimbursement support. For the three months ended March 31, 2005 and for the year ended December 31, 2004, we generated $120.8 million and $414.4 million in net revenues, respectively, and net income of $5.3 million and $18.9 million, respectively.

        Option Care is a leading provider to managed care organizations and other third party payors, patients, physicians and pharmaceutical manufacturers with a cost-effective solution for both home infusion pharmacy services and specialty pharmacy services nationwide. Our combination of national and local distribution capabilities, sales and marketing resources, clinical staff and information systems support our customers as follows:

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  Payors—We provide payors with a comprehensive approach to meeting their pharmacy services needs. Our home infusion pharmacy services offer a lower cost alternative to providing these therapies in a hospital setting. We offer the flexibility of providing home infusion pharmacy services at the patient's home or at one of our local ambulatory infusion centers. Our specialty pharmacy services offer payors a cost effective solution for the distribution of specialty pharmaceuticals directly to patients for self-administration. We also provide the direct distribution of biotech pharmaceuticals to physicians' offices for in-office administration. This provides payors with a cost-effective alternative to direct billing of biotech pharmaceuticals by physicians. We also provide payors with utilization and outcomes data to evaluate therapy effectiveness.

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  Patients—We improve patients' quality of life by allowing them to remain at home while receiving necessary medications, supplies and services. In addition, we help manage patients' conditions through counseling and education regarding their treatment and by providing ongoing monitoring to encourage patient compliance with the prescribed therapy. We also provide services to help patients receive reimbursement benefits.

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  Physicians—We assist physicians with time-intensive patient support by providing care management related to their patients' pharmacy needs and improving compliance with therapy protocols. We eliminate the need for physicians to carry inventories of high cost prescriptions by distributing the medications directly to patients' homes or, if required, to the physicians' offices. Additionally, we either bill the payor directly or assist the patient in the submission of claims to the payor.

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  Pharmaceutical Manufacturers—We provide pharmaceutical manufacturers with a broad distribution channel for their existing pharmaceuticals and their new product launches. Our team of approximately 100 salespeople helps pharmaceutical manufacturers increase the visibility of their products to prescribing physicians. We implement patient monitoring programs that encourage compliance with the prescribed therapy. We also provide valuable clinical information in the form of outcomes and compliance data to support manufacturer research initiatives and reporting requirements.

        Our company was founded in 1979 and was a pioneer in the delivery of home infusion services. The industry was formed when the technology emerged allowing for the safe and cost-effective administration of infused medications in a home environment. In addition, Medicare reimbursement changes in 1984 encouraged hospitals to reduce length of stays creating increased discharges to alternate site settings. During the 1980's, the company expanded its services nationally with a franchise model targeting markets with populations of fewer than 300,000. The company completed its initial public offering in 1992 and embarked on transitioning the company from a franchise organization to a healthcare services provider through an acquisition program targeting franchised and non-affiliated operations.

        During the 1990's, Option Care focused on building a leadership position in the home infusion industry and began to leverage its local pharmacy capabilities to distribute niche high cost therapies targeting chronic conditions. Due to the robust biotech pharmaceutical product pipeline, Option Care has seen a significant increase in the distribution of these high cost injectible medications. As a result, the company has created a specialized service offering that meets the needs of patients, product manufactures and managed care organizations.

INDUSTRY OVERVIEW

        Healthcare related expenditures constitute a large and growing segment of the US economy. According to estimates by the Centers for Medicare & Medicaid Services, national health expenditures reached an estimated $1.7 trillion in 2003 and are expected to increase to $3.4 trillion by 2013. In 2002, prescription drug expenditures were $162 billion, representing 10% of national healthcare expenditures for that year. Prescription drugs remain among the fastest growing categories of healthcare expenditures, increasing by 15.3% in 2002. We believe the recently enacted Medicare Prescription, Drug, Improvement, and Modernization Act of 2003 (MPDIMA) should support the viability of Option Care's specialty pharmacy business. Reimbursement for drugs furnished in connection with durable medical equipment (DME) continues for 2004 and 2005 and does not appear to be adversely impacted. Two important trends that impact our business have emerged in relation to healthcare spending. These trends are positively impacting the growth of many services we provide:

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  Government programs, private insurance companies, managed care organizations and self-insured employers have implemented various cost-containment measures to limit the growth of healthcare expenditures. These cost-containment measures, together with technological advances, have resulted in a shift in the delivery of many healthcare services away from traditional hospital settings to more cost-effective settings, including patients' homes.

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  As a result of the proliferation of biotech research and development, biotech companies and pharmaceuticals manufacturers have developed a variety of high cost biotech pharmaceuticals. These biotech pharmaceuticals are most often used in the treatment of chronic conditions such as multiple sclerosis, growth hormone disorders, hemophilia, cancer and immune deficiency disorders. These biotech pharmaceuticals, which in many cases cost over $10,000 per patient per year, are typically used on a recurring basis for extended periods of time and may require special inventory handling, administration and patient compliance monitoring. Historically, traditional pharmacy distribution channels have not been designed to handle the additional services required by many of these medications.

OUR STRATEGY

        We leverage our 25 years of clinical experience, the wide geographical coverage of two central high volume distribution facilities and 39 company-owned locations and 83 franchise locations and our flexible distribution model, which includes the delivery of our services to patients' homes, physicians' offices or our local ambulatory infusion centers, to make us an attractive provider to managed care organizations, insurance companies and other third party payors and referral sources seeking a single source for infusion pharmacy services and specialty pharmacy services. We intend to increase our revenue and profitability by implementing the following strategies:

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  Home Infusion Growth Strategy—We intend to strengthen our position as a leading national provider of infusion therapy by investing in sales execution to new and existing referral sources and through selective acquisitions that expand our geographic coverage into new markets and consolidate providers in existing markets that we serve.

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  Specialty Pharmacy Growth Strategies—We have two strategies relating to specialty pharmacy services:

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  Manufacturer Strategy—We intend to expand our relationships with biotech and other pharmaceutical manufacturers in order to acquire distribution rights to existing and new products by providing centralized distribution, patient compliance programs, patient reimbursement support and clinical data. To support our operations and enhance the services provided under our relationships with pharmaceutical manufacturers, we have opened a national Specialty Care Pharmacy in Ann Arbor, Michigan to provide a central distribution channel for certain biotech pharmaceuticals.

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  Managed Care Strategy—We currently have contracts with most major managed care organizations, which cover approximately 75 million lives. The company is actively implementing contracts for additional services with existing payors as well as new managed care relationships. We intend to expand existing relationships and enter into new relationships with managed care organizations to lower the cost of physician office-based biotech pharmaceuticals and provide utilization and outcomes data. Our specialty pharmacy in Miramar, Florida serves as a central management and distribution point for delivery of biotech pharmaceuticals into physician offices.

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  Acquisition Strategy—The home infusion industry is highly fragmented with the majority of service providers operating primarily in local or regional markets. Currently, there are approximately 3,000 home infusion providers operating in the US—80% are small, "mom and pop" operations while the remaining 20% include a variety of local and national providers that are either independent pharmacies or hospital affiliated. We believe that few competitors possess the scale and resources to consolidate the industry and that Option Care's platform offers a unique acquisition vehicle. Additionally, Option Care has a built-in pipeline of potential existing franchise acquisition opportunities. Option Care's franchise agreements typically provide the company with a right of first refusal for the potential acquisition of an existing franchise.

RECENT DEVELOPMENTS

        On May 9, 2005, our Board of Directors declared a $0.02 per share cash dividend payable on June 10, 2005 to stockholders of record as of May 27, 2005. Following the quarterly dividend, the conversion rate for the notes was adjusted to 83.3338 per $1,000 principal amount of notes (which represents a conversion price of $12.00 per share).

OUR CORPORATE INFORMATION

        We were incorporated in Delaware in July 1991. Our principal executive offices are located at 485 Half Day Road, Suite 300, Buffalo Grove, Illinois 60089, and our telephone number is (847) 465-2100. We maintain an Internet website at http://www.optioncare.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

THE NOTES

Issuer	Option Care, Inc., a Delaware corporation
Notes	$86,250,000 aggregate principal amount of 2.25% convertible senior notes due November 1, 2024 and the common stock potentially issuable upon conversion of the notes.
Maturity	The notes will mature on November 1, 2024, unless earlier redeemed, repurchased or converted.
Interest payment dates
We will pay 2.25% interest per annum on the principal amount of the notes, payable semi-annually in arrears on May 1 and November 1 of each year, starting on May 1, 2005, to holders of record at the close of business on the preceding April 15 and October 15, respectively. Interest will accrue on the notes from and including November 2, 2004 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be.
Ranking
The notes are our senior unsecured obligations and rank equally with all of our existing and future senior unsecured indebtedness. The notes are effectively subordinated to all of Option Care, Inc.'s secured indebtedness and all existing and future liabilities of its subsidiaries, including trade payables. As of March 31, 2005, exclusive of our notes, our company and its subsidiaries had $36.1 million of indebtedness and other obligations that would effectively rank senior to the notes. See "Description of notes—Ranking."
Conversion rights
The notes are convertible into cash and, if applicable, shares of our common stock, $0.01 par value per share, based on a conversion rate, subject to adjustment, of 83.3338 shares per $1,000 principal amount of notes (which represents a conversion price of approximately $12.00 per share), only in the following circumstances and to the following extent:
•	during any calendar quarter after the calendar quarter ending December 31, 2004, if the closing sale price of our common stock for each of 20 or more consecutive trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter;
•	during the five business day period after any five consecutive trading day period (the "note measurement period") in which the average trading price per $1,000 principal amount of notes was equal to or less than 97% of the average conversion value of the notes during the note measurement period;
•	if we make certain distributions on our common stock or engage in certain transactions; or
•	if we call the notes for redemption.

Upon conversion, holders of notes will receive cash and, if applicable, shares of our common stock. The aggregate value (the "conversion value") of the cash and, if applicable, shares of common stock per $1,000 principal amount of notes will be equal to the product of:
•	the conversion rate then in effect; and
•	the average of the daily volume-weighted average price per share of our common stock for each of the 10 consecutive trading days beginning on the second trading day immediately following the day the notes are tendered for conversion (the "10-day weighted average price").
Except as described below, we will deliver the conversion value of the notes surrendered for conversion to converting holders as follows:
•	a cash amount (the "principal return") equal to the lesser of:
• the aggregate conversion value of the notes to be converted; and
• the aggregate principal amount of the notes to be converted;
•	if the aggregate conversion value of the notes to be converted is greater than the principal return, an amount in whole shares (the "net shares"), determined as set forth in this prospectus, equal to the aggregate conversion value less the principal return (the "net share amount"); and
•	a cash amount in lieu of any fractional shares of common stock.
However, in order to comply with the continued listing requirements of the Nasdaq National Market, we will not issue more than 6,420,594 shares in respect of the notes. This number represents 19.99% of our outstanding shares of common stock as of October 27, 2004, as adjusted to reflect the 3-for-2 stock split that occurred on March 31, 2005. However, we will make an additional compensatory cash payment to holders that receive less shares upon conversion as a result of this restriction. See "Description of notes—Conversion rights—Payment upon conversion."
If notes are surrendered for conversion in connection with certain fundamental changes that occur before November 1, 2009, holders will in certain circumstances also receive the make-whole premium described in this prospectus in addition to the cash and shares which holders are otherwise entitled to receive upon conversion.
See "Description of notes—Conversion rights."

Sinking fund	None.
Redemption of notes at our option	On or after November 1, 2009, we may from time to time at our option redeem the notes, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of the notes we redeem, plus any accrued and unpaid interest to, but excluding, the redemption date. See "Description of notes—Redemption of notes at our option."
Purchase of notes by us at the option of the holder	On each of November 1, 2009, November 1, 2014 and November 1, 2019, holders may require us to purchase all or a portion of their notes at a purchase price in cash equal to 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date. See "Description of notes—Purchase of notes by us at the option of the holder."
Right of holder to require us to repurchase notes if a fundamental change occurs	If a "fundamental change", as defined under the indenture under which we issued the notes, occurs, holders may require us to repurchase all or a portion of their notes for cash at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
If certain fundamental changes occur before November 1, 2009, we will pay, in addition to the fundamental change repurchase price described above, the make-whole premium described in this prospectus to holders that elect to have us repurchase their notes in connection with the fundamental change. See "Description of notes—Holders may require us to repurchase their notes upon a fundamental change."
Events of default	If an event of default on the notes has occurred and is continuing, the principal amount of the notes plus any premium and accrued and unpaid interest may become immediately due and payable. These amounts automatically become due and payable upon certain events of default. See "Description of notes—Events of default."
Registration rights	Pursuant to a registration rights agreement that we entered into in connection with the issuance and sale of the notes, we have filed a shelf registration statement under the Securities Act of 1933 relating to the resale of the notes and the common stock issuable upon conversion of the notes. This prospectus constitutes a part of that registration statement. We filed the shelf registration statement solely to permit the resale of the notes and shares of common stock issuable upon conversion of the notes, and investors who purchase notes or shares of common stock from selling securityholders in this offering will not be entitled to any registration rights under the registration rights agreement.
Use of proceeds	We will not receive any proceeds from the sale of the notes or the common stock issuable upon conversion of the notes by the selling securityholders or upon payment of the make-whole premium in connection with a fundamental change.

Listing and trading	The notes trade on the PORTAL Market. Our common stock is listed on the Nasdaq National Market under the symbol "OPTN."
Material US federal tax considerations	For a discussion of material US federal tax considerations relating to the purchase, ownership and disposition of the notes and shares of common stock into which the notes are convertible, see "Material US federal tax considerations."
Risk factors	In analyzing an investment in the notes offered by this prospectus, you should carefully consider, along with other matters included or incorporated by reference in this prospectus, the information set forth under "Risk factors."

For a more complete description of the terms of the notes, see "Description of notes." For a more complete description of our common stock, see "Description of capital stock."

RISK FACTORS

        Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our notes and the common stock issuable upon conversion of the notes by the selling securityholders or upon payment of the make-whole premium in connection with a fundamental change, you should carefully consider the risks described below and all other information contained or incorporated by reference in this prospectus. The risks and uncertainties described below and in other filings incorporated by reference are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently consider immaterial may also adversely affect us. If any of the following risks actually occurs, our business, results of operations and financial condition will likely suffer. As a result, the trading price of the notes and our common stock may decline, and you might lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS

Our revenue and profitability will decline if the pharmaceutical industry undergoes certain changes, including limiting or discontinuing research, development, production and marketing of the pharmaceuticals that are compatible with the services we provide.

        Our business is highly dependent on the ability of biotech and other pharmaceutical companies to develop, supply and market pharmaceuticals that are compatible with the services we provide. Our revenue and profitability will decline if those companies were to sell pharmaceuticals directly to the public or fail to support existing pharmaceuticals or develop new pharmaceuticals. Our business could also be harmed if the pharmaceutical industry experiences any of the following developments:

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  supply shortages;

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  pharmaceutical recalls;

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  an inability to finance product development because of capital shortages;

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  a decline in product research, development or marketing;

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  a reduction in the retail price of pharmaceuticals;

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  changes in the FDA approval process; or

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  government or private initiatives that alter how pharmaceutical manufacturers, health care providers or pharmacies promote or sell products and services.

If we lose relationships with managed care organizations and other non-governmental third party payors, we could lose access to a significant number of patients and our revenue and margins could decline.

        We are highly dependent on reimbursement from managed care organizations and other non-governmental third party payors. For the three months ended March 31, 2005 and for the fiscal years ended December 31, 2004, 2003 and 2002, respectively, 83%, 82%, 82% and 85% of our revenue came from managed care organizations and other non-governmental payors, including self-pay patients. Many payors seek to limit the number of providers that supply pharmaceuticals to their enrollees in order to build volume that justifies their discounted pricing. From time to time, payors with whom we have relationships require that we bid against our competitors to keep their business. As a result of such bidding process, we may not be retained, and even if we are retained, the prices at which we are able to retain the business may be reduced. The loss of a payor relationship could significantly reduce the number of patients we serve and have a material adverse effect on our revenue and net income, and a reduction in pricing could reduce our margins and our net income.

The loss of our contract with Blue Cross and Blue Shield of Florida would materially decrease our revenue.

        Our principal managed care contract is with Blue Cross and Blue Shield of Florida, Inc. For the three months ended March 31, 2005 and for the fiscal years ended December 31, 2004, 2003 and 2002, respectively, 15%, 15%, 17% and 20% of our revenue was related to this contract. The contract is terminable by either party on 90 days' notice and, unless terminated, renews annually each September for an additional one-year term. The loss of this contract, or a material reduction in our pricing or pharmaceutical sales under this contract, would materially decrease our revenue and net income.

Recent legislation changing the way Medicare reimburses healthcare providers for covered outpatient drugs, or other future changes to the scope or method of reimbursement from Medicare or Medicaid, could cause our revenue and gross profit margin to decline.

        For the three months ended March 31, 2005 and for the fiscal years ended December 31, 2004, 2003 and 2002, respectively, 17%, 18%, 18% and 15% of our revenue came from reimbursement by federal and state programs such as Medicare and Medicaid. Reimbursement from these and other government programs is subject to statutory and regulatory requirements, administrative rulings, interpretations of policy, implementation of reimbursement procedures, retroactive payment adjustments, governmental funding restrictions and changes to or new legislation, all of which may materially affect the amount and timing of reimbursement payments to us. In particular, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 changed the way in which Medicare reimburses providers for covered outpatient drugs. In January 2004, payment for most drugs covered by Medicare decreased to 85% of the Average Wholesale Price (AWP) determined as of April 1, 2003. Beginning in 2005, reimbursement for most Medicare Part B drugs not paid on a cost or prospective payment basis will be set at either 106% of the Average Sales Price (ASP) or through a competitive acquisition program to be phased in beginning in 2006. A significant part of the infusion drugs provided by our company are administered in connection with covered durable medical equipment (DME). The payment rate for 2004 and 2005 generally will be 95% of the AWP in effect as of October 1, 2003. While the majority of our revenue is reimbursed by managed care organizations and other non-government payors, these changes to the way Medicare pays for outpatient drugs and biologicals may reduce our revenue and gross margins on services provided to Medicare patients. Further, adoption of ASP as the standard measure for determining reimbursement by state Medicaid programs for the drugs we provide may reduce our revenue and gross margins.

        In addition, budgetary concerns in many states have resulted in and may continue to result in, reductions to Medicaid reimbursement as well as delays in payment of outstanding claims. Any reductions to or delays in collecting amounts reimbursable by government programs for our products or services or changes in regulations governing such reimbursements could cause our revenue and profitability to decline.

Our margins could decrease if there are changes in the calculation of Average Wholesale Price (AWP) for the pharmaceuticals we sell, or if managed care organizations and other private payors replace Average Wholesale Price with a different reimbursement system.

        Our gross profit is largely controlled by our ability to purchase pharmaceutical products at discounted prices and to negotiate profitable managed care contracts. In many cases, we purchase pharmaceuticals at less than the published AWP for those pharmaceuticals. The AWP has been a standard form of pricing often used in the healthcare industry to determine discount and reimbursement amounts. Accordingly, we have contracted with a number of private payors to sell pharmaceuticals at AWP or at a percentage discount off of the AWP. AWP for most pharmaceuticals is compiled and published by private companies, including First DataBank, Inc. A reduction in AWP for the products we provide to patients could reduce our revenue and narrow our gross profit margins.

        The Medicare Prescription Drug, Improvement and Modernization Act of 2003 will result in the replacement of AWP with ASP as the standard measure for determining Medicare reimbursement for certain covered outpatient drugs. The adoption of ASP or any other measure for determining reimbursement by some or all of the managed care or other private payors with whom we contract could have a significant impact on our future revenue, results of operations and financial condition.

We are subject to pricing pressures and other risks involved with third party payors.

        In recent years, competition for patients, efforts by traditional third party payors to contain or reduce healthcare costs, and the increasing influence of managed care payors, such as health maintenance organizations, have resulted in reduced rates of reimbursement. Changes in reimbursement policies of governmental third party payors, including policies relating to Medicare, Medicaid and other federal and state funded programs, could reduce the amounts reimbursed to our customers for our products and, in turn, the amount these customers would be willing to pay for our products and services, or could directly reduce the amounts payable to us by such payors. Pricing pressures by third party payors may continue, and these trends may adversely affect our business.

        Also, continued growth in managed care plans have pressured healthcare providers to find ways of becoming more cost competitive. Managed care organizations have grown substantially in terms of the percentage of the population they cover and in terms of the portion of the healthcare economy they control. Managed care organizations have continued to consolidate to enhance their ability to influence the delivery of healthcare services and to exert pressure to control healthcare costs. A rapid concentration of revenue derived from individual managed care payors could harm our business.

If we do not adequately respond to competitive pressures, demand for our products and services could decrease.

        The markets we serve are highly competitive and subject to relatively few barriers to entry. Local, regional and national companies are currently competing in many of the healthcare markets we serve and others may do so in the future. Some of our competitors have greater financial, technical, marketing and managerial resources than we have. Consolidation among our competitors, such as pharmacy benefit managers (PBMs) and regional and national infusion pharmacy or specialty pharmacy providers could result in price competition and other competitive factors that could cause a decline in our revenue and profitability. We expect to continue to encounter competition in the future that could limit our ability to grow revenue and/or maintain acceptable pricing levels.

Some biotech pharmaceutical suppliers in the specialty pharmacy industry have chosen to limit the number of distributors of their products. If we are not selected as a preferred distributor of one or more of our core products, our business and results of operations could be seriously harmed.

        We have identified a trend among some of our suppliers toward the retention of a limited number of preferred distributors to market certain of their biopharmaceutical products. If this trend continues, we cannot be certain that we will be selected and retained as a preferred distributor or can remain a preferred distributor to market these products. Although we believe we can effectively meet our suppliers' requirements, there can be no assurance that we will be able to compete effectively with other specialty pharmacy companies to retain our position as a distributor of each of our core products. Adverse developments with respect to this trend could have a material adverse effect on our business and results of operations.

Any termination of, or adverse change in, our relationships with a single source product manufacturer or the loss of supply of a specific, single source specialty drug could have a material adverse effect on our operations.

        We sell biotech pharmaceuticals that are supplied to us by a variety of manufacturers, many of which are the only source of that specific pharmaceutical. In order to have access to these pharmaceuticals, and to be able to participate in the launch of new biotech pharmaceuticals, we must maintain good working relations with the manufacturers. Most of the manufacturers of the pharmaceuticals we sell have the right to cancel their supply contracts with us without cause and after giving only minimal notice. One biotech pharmaceutical, Synagis®, which is manufactured and distributed by MedImmune, Inc., represented 12.9%, 6.8%, 7.1% and 5.6% of our revenue, respectively, for the three months ended March 31, 2005 and for the fiscal years ended December 31, 2004, 2003 and 2002. The loss of our relationship with MedImmune, Inc. or with one or more other biotech pharmaceutical manufacturer would reduce our revenue and profitability.

We have recently experienced, and expect to continue to experience, rapid growth by acquisitions. If we fail to manage our growth effectively, our business could be disrupted and our operating results could suffer.

        Our ability to successfully offer our products and services in evolving markets requires an effective planning and management process. In 2004, 2003 and 2002, combined, we completed ten separate pharmacy business acquisitions. Our growth through acquisitions, combined with the internal growth of our business based on our business plan, may place a strain on our management systems and resources. This growth has resulted in, and will continue to result in an increase in responsibilities for management. To accommodate our growth and compete effectively, we will need to continue to enhance, expand and improve our management and our operational and financial information systems and controls, and to expand, train, manage and motivate our workforce. Our personnel, systems, procedures, or controls may not be adequate to support our operations in the future in light of anticipated growth. In addition, if we focus our financial resources and management attention on the expansion of our operations, our financial results may suffer.

If we are unable to acquire additional local pharmacy facilities on favorable terms, we will be unable to execute our acquisition and development strategy.

        Our strategy includes increasing our revenue and earnings through strategic acquisitions of infusion therapy pharmacies and related businesses. Our efforts to execute our acquisition strategy may be affected by our ability to identify suitable candidates and negotiate and close acquisitions. We continue to evaluate potential acquisition opportunities and expect to complete acquisitions in the future. The facilities we purchase may require working capital from us during the initial months of operation, depending on whether or not we acquire receivables as part of the acquisition agreement. We may acquire businesses with significant unknown or contingent liabilities, including liabilities for failure to comply with health care or reimbursement laws and regulations. While we generally obtain contractual rights to indemnification from owners of the businesses we acquire, our ability to realize on any indemnification claims will depend on many factors, including, among other things, the availability of assets of the indemnifying parties. In the future, we may not be successful in acquiring pharmacies or in achieving satisfactory operating results at acquired pharmacies, and we may not be able to acquire infusion therapy facilities that produce returns justifying our related investment. Furthermore, we may not be able to obtain sufficient capital resources to fund our acquisitions at terms acceptable to us, or at all. Future acquisitions may also result in the dilution of earnings.

An impairment of goodwill on our financial statements could adversely affect our financial position and results of operations.

        Our acquisitions have resulted in the recording of a significant amount of goodwill on our financial statements. The goodwill was recorded because the fair value of the net assets acquired was less than the purchase price. We may not realize the full value of this goodwill. As such, we evaluate on at least an annual basis whether events and circumstances indicate that all or some of the carrying value of goodwill is no longer recoverable, in which case we would write off the unrecoverable goodwill as a charge against our earnings.

        Since our growth strategy will likely involve the acquisition of other companies, we may record additional goodwill in the future. The possible write-off of this goodwill could negatively impact our future earnings. We will also be required to allocate a portion of the purchase price of any acquisition to the value of any intangible assets that meet the criteria specified in the Statement of Financial Accounting Standards No. 141, "Business Combinations," such as marketing, customer or contract-based intangibles. The amount allocated to these intangible assets could be amortized over a fairly short period, which may negatively affect our earnings or the market price of our common stock.

        As of March 31, 2005, we had goodwill of $75.5 million, or 27%, of our total assets and approximately 48% of stockholders' equity.

Changes in state and federal government regulation could restrict our ability to conduct our business.

        The marketing, sale and purchase of pharmaceuticals and medical supplies and provision of healthcare services generally is extensively regulated by federal and state governments. Other aspects of our business are also subject to government regulation. We believe we are operating our business in compliance with applicable laws and regulations. The applicable regulatory framework is complex, and the laws are very broad in scope. Many of these laws remain open to interpretation and have not been addressed by substantive court decisions. Accordingly, we cannot provide any assurance that our interpretation would prevail or that one or more government agencies will not interpret them differently. Changes in the law or new interpretations of existing law can have a dramatic effect on what we can do, our cost of doing business and the amount of reimbursement we receive from governmental third party payors, such as Medicare and Medicaid. Also, we could be affected by interpretations of what the appropriate charges are under government programs.

        Some of the healthcare laws and regulations that apply to our activities include:

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  The federal "Anti-Kickback Law" prohibits individuals and entities from knowingly and willfully paying, offering, receiving, or soliciting money or anything else of value in order to induce the referral of patients or to induce a person to purchase, lease, order, arrange for, or recommend services or goods covered in whole or in part by Medicare, Medicaid, or other government healthcare programs. Although there are "safe harbors" under the Anti-Kickback Law, some of our business arrangements and the services we provide may not fit within these safe harbors or a safe harbor may not exist that covers the arrangement. The Anti-Kickback Law is an intent based statute and the failure of a business arrangement to satisfy all elements of a safe harbor will not necessarily render the arrangement illegal, but it may subject that arrangement to increased scrutiny by enforcement authorities. Violations of the Anti-Kickback Law can lead to significant penalties, including criminal penalties, civil fines and exclusion from participation in Medicare and Medicaid.

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  The "Stark Law" prohibits physicians from making referrals to entities with which the physicians or their immediate family members have a "financial relationship"(i.e., an ownership, investment or compensation relationship) for the furnishing of certain designated health services that are reimbursable under Medicare. The Stark Law exempts certain business relationships which meet its exception requirements. However, unlike the Anti-Kickback Law under which an activity may fall outside a safe harbor and still be lawful, a referral for a designated health service that does not fall within an exception is strictly prohibited by the Stark Law. A violation of the Stark Law is punishable by civil sanctions, including significant fines and exclusion from participation in Medicare and Medicaid.

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  The Health Insurance Portability and Accountability Act of 1996 (HIPAA) included "Administrative Simplification" provisions that required the Department of Health and Human Services (HHS) to adopt national standards governing electronic health care transactions. At the same time, it was recognized that advances in electronic technology could erode the privacy of health information. Consequently, Congress incorporated provisions into HIPAA that mandated the adoption of federal privacy protections for individually identifiable health information. HHS published a final regulation in the form of the Privacy Rule in December 2000, which became effective April 14, 2001. The Privacy Rule was subsequently modified, and the final version was adopted in August 2002. The Privacy Rule set national standards for the protection of health information for providers and others who transmit health information electronically. By the compliance date of April 14, 2003, covered entities were required to implement standards to protect and guard against misuse of individually identifiable health information. We have implemented the standards set forth in the Privacy Rule and these standards were in place on April 14, 2003. We believe that we are in compliance with the Privacy Rule or any more stringent federal or state laws relating to privacy. Penalties for non-compliance with the Privacy Rule and other HIPAA Administrative Simplification provisions range from civil fines to criminal penalties.

  In addition to regulating privacy of individual health information, HIPAA includes several anti-fraud and abuse laws, extends criminal penalties to private health care benefit programs and, in addition to Medicare and Medicaid, to other federal health care programs, and expands the Office of Inspector General's (OIG's) authority to exclude persons and entities from participating in the Medicare and Medicaid programs.

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  Pharmacies and pharmacists must obtain state licenses to operate and dispense pharmaceuticals. If we are unable to maintain our licenses or if states place burdensome restrictions or limitations on non-resident pharmacies, this could limit or affect our ability to operate in some states which could adversely impact our business and results of operations.

We may become subject to federal and state investigations.

        Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies, as well as their executives and managers. These investigations relate to a wide variety of topics, including referral and billing practices. Further, amendments to the federal False Claims Act have made it easier for private parties to bring whistleblower lawsuits against companies. Some states have adopted similar state whistleblower and false claims provisions. The Office of the Inspector General of the Department of Health and Human Services and the Department of Justice have, from time to time, established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Some of our activities could become the subject of governmental investigations or inquiries. For example, we have significant Medicare and Medicaid billings. In addition, our executives, some of whom have worked at other healthcare companies that are or may become the subject of federal and state investigations and private litigation, could be included in governmental investigations or named as defendants in private litigation, resulting in adverse publicity against us. We are not aware of any governmental investigations involving any of our company-owned facilities or our executives. A future investigation of us could result in significant liabilities or penalties to us, as well as adverse publicity, and could seriously undermine our ability to compete for business, negotiate acquisitions, hire new personnel and otherwise conduct our business.

We may be subject to liability for the services we offer and the products we sell.

        We and other participants in the healthcare market are, have been and are likely to continue to be subject to lawsuits based upon alleged malpractice, product liability, negligence or similar legal theories, many of which involve large claims and significant defense costs. A successful claim not covered by our professional liability insurance or substantially in excess of our insurance coverage could cause us to pay out a substantial award. In addition, we retain liability on claims up to the amount of our deductibles, which generally are $250,000 per occurrence. Further, our insurance policy is subject to annual renewal and it may not be possible to obtain liability insurance in the future on acceptable terms, with adequate coverage against potential liabilities, or at all. Also, claims against us, regardless of their merit or eventual outcome, could be a serious distraction to management and could harm our reputation.

Our image and reputation may be harmed by actions taken by our franchisees that are outside of our control.

        The majority of our local pharmacy locations are operated by franchisees. Franchisees are independent business owners and are not our subsidiaries or employees. Consequently, the quality of a franchised operation is dependent upon its owner(s) and manager(s). Franchisees may not successfully operate facilities or they may fail to comply with federal and state health care statutes and regulations. If they do not operate their franchises effectively or do not comply with applicable industry regulations, our image and reputation may suffer which could negatively impact our results of operations.

Our gross profit margins may decline if our franchise royalties are reduced.

        We rely on royalty payments from our franchisees. For the three months ended March 31, 2005 and for the fiscal years ended December 31, 2004, 2003 and 2002, we derived 2.2%, 2.2%, 2.6% and 2.5%, respectively, of our revenue from franchise royalties and related fees. Our franchisees pay royalties on their gross receipts. Because there is no "cost of goods sold" associated with this revenue, franchise royalties and other fees represent a significant portion of our gross profit. For the three months ended March 31, 2005 and for the fiscal years ended December 31, 2004, 2003 and 2002, royalties and other franchise fees represented 8.1%, 7.8%, 8.6% and 8.1%, respectively, of our gross profit. If our franchisees encounter business or operational difficulties, our revenue from royalties may be adversely affected. Such difficulties may also negatively impact our ability to sell new franchises. In addition, if we are unable to successfully attract new franchisees or if our existing franchise owners do not enter into new franchise agreements with us when their current agreements expire, our franchise revenue, gross profit and overall profitability will decline.

The loss of one or more of our key employees could harm our operations.

        Our success depends upon the availability and performance of our key executives, including our Chief Executive Officer, Rajat Rai, and our President and Chief Operating Officer, Richard M. Smith. We do not have "key person" insurance for any of our key executives. The loss of the services of Mr. Rai, Mr. Smith or any of our other key executives could have a material adverse effect upon our business and results of operations.

The current or future shortage in licensed pharmacists, nurses and other clinicians could adversely affect our business.

        The healthcare industry is currently experiencing a shortage of licensed pharmacists, nurses and other healthcare professionals. Consequently, hiring and retaining qualified personnel will be difficult due to intense competition for their services and employment. Any failure to hire or retain pharmacists, nurses or other healthcare professionals could impair our ability to expand or maintain our operations.

Our certificate of incorporation, our bylaws, and Delaware law contain provisions that could discourage a change in control.

        Some provisions of our certificate of incorporation and bylaws, as well as Delaware law, may be deemed to have an anti-takeover effect or may delay or make more difficult an acquisition or change in control not approved by our board of directors, whether by means of a tender offer, open market purchases, a proxy contest or otherwise. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change in control, although such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management team without the concurrence of our board of directors. See "Description of capital stock."

RISKS RELATED TO THE NOTES AND OUR COMMON STOCK

The notes are unsecured, are subordinated to all of our existing and future secured indebtedness and are effectively subordinated to all liabilities of our subsidiaries.

        The notes are unsecured and subordinated in right of payment to all of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness, and are effectively subordinated to all liabilities of our subsidiaries, including trade payables. As of March 31, 2005, exclusive of our notes, our company and its subsidiaries had $36.1 million of indebtedness and other obligations, including trade payables, that would effectively rank senior to the notes. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we may not have sufficient assets to pay amounts due on any or all of the notes then outstanding. See "Description of notes—Ranking."

        Option Care, Inc. is a holding company and substantially all of its operations are conducted through its subsidiaries. None of its subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Its right to receive assets from any of its subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, is effectively subordinated to claims of that subsidiary's creditors, including trade creditors. Even if Option Care, Inc. were a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Option Care, Inc. Furthermore, none of these subsidiaries is under any obligation to make payments to Option Care, Inc., and any such payments would depend on the earnings or financial condition of its subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit the subsidiaries' ability to pay dividends or make distributions, loans or advances to Option Care, Inc. For these reasons, Option Care, Inc. may not have access to any assets or cash flows of its subsidiaries to make payments on the notes.

The market price of our common stock may experience substantial fluctuations for reasons over which we have little control.

        Our stock is traded on the Nasdaq National Market. The stock price and the share trading volume for companies in the healthcare and health services industry is subject to significant volatility. Both company-specific and industry-wide developments, as well as changes to the overall condition of the US economy and stock market, may cause this volatility. The market price of our common stock could continue to fluctuate up or down substantially based on a variety of factors, including the following:

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  future announcements concerning us, our competitors, the pharmaceutical manufacturers and managed care companies with whom we have relationships or the health care market;

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  changes in operating results from quarter to quarter;

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  sales of stock by insiders;

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  changes in government regulations;

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  changes in estimates by analysts;

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  news reports relating to trends in our markets;

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  the seasonal nature of pharmaceuticals we offer, including Synagis®;

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  acquisitions and financings in our industry; and

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  the overall volatility of the stock market.

Furthermore, stock prices for many companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations, coupled with changes in our results of operations and general economic, political and market conditions, may adversely affect the market price of our common stock.

Volatility of the market price of our common stock may depress the trading price of the notes.

        The market price of our common stock has experienced, and may continue to experience, substantial volatility. Since January 1, 2002, the trading price of our common stock on the Nasdaq National Market has ranged from a low of $3.65 per share to a high of $14.72 per share. The high and low stock prices referenced in the preceding sentence have been adjusted to reflect the 3-for-2 stock split that occurred on March 31, 2005. Because the notes are potentially convertible into shares of our common stock in certain circumstances, volatility in the price of our common stock may depress the trading price of the notes. The risk of volatility and depressed prices of our common stock also applies to holders who receive shares of common stock upon conversion of their notes.

        In addition, the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance. In addition, sales of substantial amounts of our common stock in the public market after this offering, or the perception that those sales may occur, could cause the market price of our common stock to decline. Furthermore, stockholders may initiate securities class action lawsuits if the market price of our stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management.

        These factors, among others, could significantly depress the trading price of the notes and the price of our common stock issued upon conversion of the notes.

The net share settlement feature of the notes may have adverse consequences.

        The net share settlement feature of the notes, as described under "Description of notes—Conversion rights—Payment upon conversion," may:

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  result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

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  reduce our liquidity;

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  delay holders' receipt of the proceeds upon conversion; and

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  subject holders to market risk before receiving any shares upon conversion.

        The conversion value that you will receive upon conversion of the notes, if convertible, will be equal to the product of the conversion rate then in effect and the average of the daily volume-weighted average price per share of our common stock for each of the 10 consecutive trading days beginning on the second trading day after the day the notes are tendered for conversion. Except as described in this prospectus, we will pay the conversion value in cash, up to the principal amount of the notes being converted, and the residual conversion value, if any, in shares of our common stock valued at this 10-day average price per share. In addition, in order to comply with the continued listing requirements of the Nasdaq National Market, we may not issue more than an aggregate of 6,420,594 shares of common stock upon conversion (19.99% of our outstanding shares of common stock as of October 27, 2004, as adjusted to reflect the 3-for-2 stock split that occurred on March 31, 2005).

        We will deliver the cash and, if applicable, shares of common stock issuable upon conversion, excluding the any make-whole premium payable upon conversion, as soon as practicable, but in no event more than three business days, after the last trading day in the 10-consecutive trading days used to calculate the 10-day weighted average price per share, which will be at least 11 trading days after the date holders tender their notes for conversion. In addition, because this 10-day average is based on the trading prices of our common stock after the time a holder surrenders its notes for conversion, any decrease in the price of our common stock after you tender your notes for conversion may significantly decrease the conversion value you receive. Furthermore, because we must settle at least a portion of our conversion obligation in cash, the conversion of notes may significantly reduce our liquidity.

The conversion rate of the notes may not be adjusted for all dilutive events. Accordingly, we may engage in transactions that could dilute the value of the common stock into which your notes may be convertible.

        As described under "Description of notes—Conversion rights—Adjustments to the conversion rate," we will adjust the conversion rate of the notes for certain events, including, among others:

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  the issuance of stock dividends on our common stock;

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  the issuance of certain rights or warrants;

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  certain subdivisions and combinations of our capital stock;

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  the distribution of capital stock, indebtedness or assets; certain cash dividends; and

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  certain tender or exchange offers.

        We will not adjust the conversion rate for other events, such as an issuance of common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. If we engage in any of these types of transactions, the value of the common stock into which your notes may be convertible may be diluted.

The make-whole premium payable on notes that are converted in connection with, or tendered for repurchase upon, a fundamental change may not adequately compensate you for the lost option time value of your notes as a result of that fundamental change.

        If certain fundamental changes occur before November 1, 2009, we will under certain circumstances pay a make-whole premium on the notes that are converted in connection with, or tendered for repurchase upon, that fundamental change. The amount of the make-whole premium depends on the date on which the fundamental change becomes effective and the applicable price described in this prospectus. See "Description of notes—Holders may require us to repurchase their notes upon a fundamental change—Make-whole premium."

        Although the make-whole premium is designed to compensate you for the lost option time value of your notes as a result of the fundamental change, the amount of the make-whole premium is only an approximation of the lost value and may not adequately compensate you for the loss. In addition, if a fundamental change occurs on or after November 1, 2009 or if the applicable price is greater than $66.67 per share or equal to or less than $8.89 per share (in each case, subject to adjustment), then we will not pay any make-whole premium. Furthermore, because we generally must pay the make-whole premium in the same form of consideration which was paid for our common stock in the transaction constituting the fundamental change, you may receive consideration that is illiquid or otherwise of lesser value than expected. Also, a holder may not receive the make-whole premium payable upon conversion until the fundamental change repurchase date relating to the applicable fundamental change, or even later, which could be a significant period of time after the date the holder has tendered its notes for conversion.

Increases in the "per share" market price of our common stock in future periods could result in dilution of our earnings per share.

        Increases in the market price of our common stock may result in dilution of our earnings per share related to the conversion feature of our 2.25% senior convertible notes. In accordance with EITF 04-08, our diluted shares must include the dilutive effect or our convertible notes for periods during which the average market price of our common stock exceeds its conversion price per the terms of the notes during a given period. The conversion price is currently set at $12.00 per share (subject to future adjustment, as needed). If the average market price of our common stock should exceed the conversion price per share in a given period, our diluted shares would increase which could reduce our net income per diluted share for such period.

We may not have the ability to raise the funds to purchase our outstanding convertible senior notes on the purchase dates or upon a fundamental change or to pay the cash payment due upon conversion.

        On each of November 1, 2009, November 1, 2014 and November 1, 2019, holders of our convertible senior notes may require us to purchase, for cash, all or a portion of their 2.25% senior convertible notes at 100% of their principal amount, plus any accrued and unpaid interest to, but excluding, that date. If a fundamental change occurs, holders of the notes may require us to repurchase, for cash, all or a portion of their notes. In addition, upon conversion of the notes, we will be required to pay the principal return, or, in certain circumstances, other amounts, in cash. We may not have sufficient funds for any required repurchase of the notes. In addition, the terms of any borrowing agreements which we may enter into from time to time may require early repayment of borrowings under circumstances similar to those constituting a fundamental change. These agreements may also make our repurchase of notes, or the cash payment due upon conversion of the notes, an event of default under the agreements. If we fail to repurchase the notes or pay the cash payment due upon conversion when required, we will be in default under the indenture for the notes.

Increased leverage as a result of our outstanding convertible senior notes may harm our financial condition and results of operations.

        Our total consolidated long-term debt as of March 31, 2005 was $86.3 million, which represents 35.4% of our total capitalization as of that date. In addition, the indenture for our convertible senior notes will not restrict our ability to incur additional indebtedness.

        Our level of indebtedness could have important consequences, because:

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  it could affect our ability to satisfy our obligations under the notes;

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  a portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

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  it may impair our ability to obtain additional financing in the future;

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  it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

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  it may make us more vulnerable to downturns in our business, our industry or the economy in general.

You may never be able to convert your notes into shares of our common stock, and the value of the notes could be less than the value of the common stock into which your notes could otherwise be converted.

        The notes are convertible into cash and, if applicable, shares of our common stock only if specified conditions are met. These conditions may not be met. If these conditions for conversion are not met, you will not be able to convert your notes and you may not be able to receive the value of the common stock into which the notes would otherwise be convertible. In addition, for these and other reasons, the trading price of the notes could be substantially less than the conversion value of the notes.

We have made only limited covenants in the indenture for the notes, and these limited covenants may not protect your investment.

        The indenture for the notes does not:

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  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

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  limit our subsidiaries' ability to incur indebtedness which would effectively rank senior to the notes;

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  limit our ability to incur secured indebtedness that would effectively rank senior to the notes or to incur indebtedness that is equal in right of payment to the notes;

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  restrict our subsidiaries' ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

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  restrict our ability to repurchase our securities; restrict our ability to pledge our assets or those of our subsidiaries; or

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  restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

        Furthermore, the indenture for the notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but would not constitute a "fundamental change" that permits holders to require us to repurchase their notes. Our industry is consolidating, and there recently has been significant acquisition and business combination activity involving industry participants. From time to time, we evaluate transactions of this nature. If we were to be acquired or enter into a significant business combination transaction, your investment in us could be materially adversely affected and the terms of the notes may not provide you with any meaningful protection. You should not consider the covenants in the indenture or the repurchase feature of the notes as a significant factor in evaluating whether to invest in the notes.

If an active and liquid trading market for the notes does not develop, the market price of the notes may decline and you may be unable to sell your notes.

        The notes are a relatively new issue of securities for which there is currently no public market. We do not intend to list the notes on any automated quotation system or any national securities exchange. An active trading market may not develop for the notes. Even if a trading market for the notes develops, the market may not be liquid. If an active trading market does not develop, you may be unable to resell your notes or may only be able to sell them at a substantial discount.

Future issuances of common stock may depress the trading price of our common stock and the notes.

        Any issuance of equity securities, including the issuance of shares upon conversion of the notes, could dilute the interests of our existing stockholders, including holders who have received shares upon conversion of their notes, and could substantially decrease the trading price of our common stock and the notes. We may issue equity securities in the future for a number of reasons, including to make acquisitions, finance our operations and business strategy, to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons.

Our single largest stockholder owns approximately 26.4% of our common stock and may be able to exercise significant influence over the outcome of matters to be voted on by our stockholders.

        As of July 5, 2005, Dr. John Kapoor had beneficial ownership both individually and through several partnerships and a trust of approximately 26.4% of the outstanding shares of our common stock. Dr. Kapoor is the Chairman of our board of directors. Accordingly, Dr. Kapoor, alone or together with members of our management team, may be able to exercise significant influence with respect to the election of directors, offers to acquire us and other matters submitted to a vote of our stockholders.

Provisions in the indenture for the notes, our charter documents and Delaware law could discourage an acquisition of us by a third party, even if the acquisition would be favorable to you.

        If certain "change in control" transactions (as defined in the indenture) occur, holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes. In addition, the indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. These and other provisions, including the provisions of our charter documents and Delaware law described under "Description of capital stock," could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

An adverse rating of the notes may cause their trading price to fall.

        If a rating agency rates the notes, it may assign a rating that is lower than investors' expectations. Ratings agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline.

You may have to pay taxes if we adjust the conversion rate in certain circumstances, even if you do not receive any cash.

        We will adjust the conversion rate of the notes for stock splits and combinations, stock dividends, certain cash dividends and certain other events that affect our capital structure. See "Description of notes—Conversion rights." If we adjust the conversion rate, in certain circumstances you may be treated as having received a constructive distribution from us, resulting in taxable income to you for US federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. See "Material US federal tax considerations—US Holders—Adjustment of conversion rate" and "—Non-US Holders—Adjustment of conversion rate."

A holder of a note cannot exercise any of the rights of owning our common stock, unless the holder converts the note into shares of our common stock.

        A holder of notes is not entitled to any of the rights of an owner of shares of our common stock, including the right to vote or receive dividends and other distributions on our common stock, unless the holder converts its notes and receives common stock. In addition, because of the contingent conversion and net share settlement features of the notes, you may never be able to convert your notes or receive any shares upon conversion.

FORWARD-LOOKING STATEMENTS

        Certain information included in this prospectus, including the documents incorporated by reference herein, contains statements that are or will be forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to acquisitions and other business development activities, future capital expenditures and cash needs and the effects of future regulation and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us, or on our behalf. These risks and uncertainties include, but are not limited to

  •
  government and regulatory policies including federal, state and local efforts to reform the delivery of and payment for healthcare services;

  •
  sales and renewals of franchises,

  •
  technological developments and changes in the competitive environment in which we operate;

  •
  our ability to grow through acquisitions and internal development;

  •
  general economic conditions (including economic conditions affecting the healthcare industry in particular),

  •
  the pricing and availability of equipment and services;

  •
  uncertainties affecting our businesses and our franchises and relating to acquisitions (including continuing obligations with respect to completed acquisitions); and

  •
  general economic conditions (including economic conditions affecting the healthcare industry in particular).

        All forward-looking statements are specifically qualified in their entirety by the foregoing cautionary statement and the "risk factors" that appear elsewhere in this prospectus. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.

USE OF PROCEEDS

        We will not receive any proceeds from the sale by the selling securityholders of the notes or shares of common stock issued upon conversion of the notes or upon payment of the make-whole premium in connection with a fundamental change.

PRICE RANGE OF COMMON STOCK

        Our common stock is traded publicly on the Nasdaq National Market under the symbol "OPTN." The following table presents quarterly information on the price range of our common stock. This information indicates the high and low sales prices reported by the Nasdaq National Market. These prices do not include retail markups, markdowns or commissions. On March 31, 2005, we effected a 3-for-2 stock split. Prices in the table below for the dates prior to this stock split have been adjusted accordingly.

	High	Low
Fiscal year ended December 31, 2003
First quarter	$6.10	$4.66
Second quarter	8.15	5.51
Third quarter	8.45	6.47
Fourth quarter	8.31	5.73
Fiscal year ended December 31, 2004
First quarter	$9.26	$6.89
Second quarter	10.55	7.37
Third quarter	12.41	8.87
Fourth quarter	12.56	8.51
Fiscal year ending December 31, 2005
First quarter	$14.13	$10.58
Second quarter	$14.72	$12.47

        As of July 5, 2005, there were approximately 279 holders of record of our common stock.

DIVIDEND POLICY

        At its meeting on May 11, 2004, our board of directors initiated a quarterly cash dividend policy.

        In May 2004, our Board of Directors authorized the adoption of a quarterly dividend policy. Each quarter, our Board of Directors will determine the dividend amount per share. During each of the quarters ended June 30, September 30 and December 31, 2004, our board declared a $0.0133 per share dividend. On May 9, 2005, our Board of Directors declared a $0.02 per share cash dividend payable on June 10, 2005 to stockholders of record as of May 27, 2005.

        Our board of directors may declare dividends at its discretion; and any determination will be made by our board of directors based upon a consideration of a number of factors.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our unaudited consolidated ratio of earnings to fixed charges for the five years ended December 31, 2004. For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of income from continuing operations plus fixed charges, excluding capitalized interest and minority interest of the pre-tax income of certain subsidiaries, and "fixed charges" consist of interest, whether expensed or capitalized, amortization of debt issuance costs and the estimated portion of rental expense deemed to be equivalent to interest.

Year Ended December 31,
					Three months ended March 31, 2005
2000	2001	2002	2003	2004
8.07x	8.44x	18.39x	10.71x	19.44x	10.65x

DESCRIPTION OF NOTES

        On November 2, 2004 and November 10, 2004, we issued and sold $86,250,000 of our 2.25% convertible senior notes due 2024 to qualified institutional buyers (as defined under Rule 144A under the Securities Act). The notes were issued under an indenture, dated as of November 2, 2004, between us and LaSalle Bank National Association, as trustee. The following summary of the terms of the notes and the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the indenture. We will provide copies of the indenture to you upon request, and they are also available for inspection at the office of the trustee. The indenture, and not this description, defines your legal rights as a holder of the notes.

        For purposes of this summary under "Description of notes", the terms "Option Care," "we," "us" and "our" refer only to Option Care, Inc. and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term "interest" includes "additional interest," and references to dollars mean US dollars. The term "premium" includes the "make-whole premium" we describe under "—Holders may require us to repurchase their notes upon a fundamental change—Make-whole premium," unless the context requires otherwise.

GENERAL

The notes:

  •
  bear interest at a rate of 2.25% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2005, to holders of record at the close of business on the preceding April 15 and October 15, respectively, except as described below;

  •
  bear additional interest if we fail to comply with the obligations we describe under "—Registration rights, additional interest";

  •
  will be issued in denominations of integral multiples of $1,000 principal amount; are our unsecured indebtedness and are equal in right of payment to our senior unsecured indebtedness as described under "—Ranking";

  •
  are convertible into cash and, if applicable, shares of our common stock based on a conversion rate of 83.3338 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $12.00 per share) under the conditions and subject to such adjustments described under "—Conversion rights";

  •
  are redeemable, in whole or in part, by us at any time on or after November 1, 2009, at a redemption price in cash equal to 100% of the principal amount of the notes we redeem, plus accrued and unpaid interest to, but excluding, the redemption date, as described under "—Redemption of notes at our option";

  •
  are subject to purchase by us at the option of the holder on each of November 1, 2009, November 1, 2014 and November 1, 2019, at a purchase price in cash equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the purchase date, as described under "—Purchase of notes by us at the option of the holder";

  •
  are subject to repurchase by us at the option of the holder upon a fundamental change, as described under "—Holders may require us to repurchase their notes upon a fundamental change," at a repurchase price of:

  •
  a cash amount equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date; and

  •
  in the event of certain fundamental changes that occur before November 1, 2009, a make-whole premium in the amount and form described under "—Holders may require us to repurchase their notes upon a fundamental change—Make-whole premium"; and

  •
  mature on November 1, 2024, unless previously redeemed, repurchased or purchased by us or converted.

        All cash payments on the notes will be made in US dollars.

        We will issue the notes in denominations of integral multiples of $1,000 principal amount, without coupons. We will initially issue the notes as global securities in book-entry form. We will make payments in respect of the notes by wire transfer of immediately available funds to the accounts specified by holders of the notes. If a holder of a note that has been subsequently issued in certificated form does not specify an account, we will mail a check to that holder's registered address.

        You may convert notes at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

        We will not provide a sinking fund for the notes. The indenture does not contain any financial covenants and will not limit our ability to incur additional indebtedness, including senior or secured indebtedness, pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under "—Holders may require us to repurchase their notes upon a fundamental change" and "—Consolidation, merger and sale of assets."

        If any payment date with respect to the notes falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

INTEREST PAYMENTS

        We will pay interest on the notes in cash at a rate of 2.25% per annum, payable semi-annually in arrears on each May 1 and November 1 of each year, beginning on May 1, 2005. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the preceding April 15 and October 15, respectively. Interest will accrue on the notes from and including November 2, 2004 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be. We will pay interest on the notes on the basis of a 360-day year of twelve 30-day months.

        If a holder surrenders a note for conversion after the close of business on the record date for the payment of an installment of interest and before the related interest payment date, then, despite the conversion, we will, on the interest payment date, pay in cash the interest due with respect to the note to the person who was the record holder of the note at the close of business on the record date. However, unless we have called the note for redemption, the holder who surrenders the note for conversion must pay in cash to the conversion agent upon surrender of the note an amount equal to the interest payable on such interest payment date on the portion of the note being converted. However, a holder that surrenders a note for conversion need not pay any overdue interest that has accrued on the note.

        If we redeem the notes, or if a holder surrenders a note for purchase at the option of the holder or for repurchase upon a fundamental change as described under "—Purchase of notes by us at the option of the holder" and "—Holders may require us to repurchase their notes upon a fundamental change," we will pay accrued and unpaid interest, if any, to the holder that surrenders the security for redemption, purchase or repurchase, as the case may be. However, if we redeem a note on a redemption date that is an interest payment date, we will pay the accrued and unpaid interest due on that interest payment date instead to the record holder of the note at the close of business on the record date for that interest payment.

        For a description of when and to whom we must pay additional interest, if any, see "—Registration rights, additional interest."

CONVERSION RIGHTS

        If the conditions for conversion of the notes described below, including those described under "—Conditions for conversion" and "—Conversion procedures," are satisfied, holders of notes may, subject to prior maturity, redemption or repurchase, convert their notes in integral multiples of $1,000 principal amount into cash in an amount described below and, if applicable, shares of our common stock, based on a conversion rate of 83.3338 shares of our common stock per $1,000 principal amount of notes, subject to adjustment as described below. This rate results in an initial conversion price of approximately $12.00 per share. We will not issue fractional shares of common stock upon conversion of the notes and instead will pay a cash adjustment for fractional shares based on the 10-day weighted average price per share of our common stock described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest.

        On conversion, the holders of notes will also receive the rights under any stockholder rights plan (i.e., a poison pill) we may establish in the future, whether or not the rights are separated from our common stock prior to conversion. We currently do not have a stockholder rights plan.

        If a holder surrenders a note for conversion after the close of business on the record date for the payment of an installment of interest and before the related interest payment date, then, despite the conversion, we will, on the interest payment date, pay in cash the interest due with respect to the note to the person who was the record holder of the note at the close of business on the record date. However, unless we have called the note for redemption, the holder who surrenders the note for conversion must pay in cash to the conversion agent upon surrender of the note an amount equal to the interest payable on such interest payment date on the portion of the note being converted. However, a holder that surrenders a note for conversion need not pay any overdue interest that has accrued on the note.

        The conversion right with respect to any notes we have called for redemption will expire at the close of business on the last business day immediately preceding the redemption date, unless we default in the payment of the redemption price. A note for which a holder has delivered a purchase notice or a fundamental change repurchase notice, as described below, requiring us to purchase the note may be surrendered for conversion only if the holder withdraws the notice in accordance with the indenture, unless we default in the payment of the purchase price or fundamental change repurchase price.

        Except as provided in the indenture, if we reclassify our common stock or are party to a consolidation, merger or binding share exchange, or if we sell, transfer, lease, convey or otherwise dispose of all or substantially all of our property or assets, then, at the effective time of the transaction, the right to convert a note will be changed into a right to convert it into the kind and amount of shares of stock and other securities and property (including cash) which a holder of such note would have received (the "reference property") if the holder had converted the note and received solely shares of our common stock, at the conversion rate then applicable, upon such conversion, immediately before the transaction (assuming that the holder would not have exercised any rights of election that the holder would have had as a holder of common stock to select a particular type of consideration). However, after at the effective time of the transaction, the principal return payable upon conversion of the notes will continue to be payable in cash and the conversion value will be calculated based on the fair value of the reference property. A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on the surviving entity's future financial performance, prospects and other factors.

        There is no precise, established definition of the phrase "all or substantially all of our property or assets" under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our property or assets.

        In the event of:

  •
  a taxable distribution to holders of common stock which results in an adjustment to the conversion rate; or

  •
  an increase in the conversion rate at our discretion,

the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to US federal income tax as a dividend. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our common stock and could also occur if we make other distributions of cash or property to our stockholders. See "Material US federal tax considerations—US holders—Adjustments of conversion rate" and "Material US federal tax considerations—Non-US holders—Adjustments of conversion rate."

Conversion procedures

        To convert a note, the holder must complete the conversion notice on the back of the note and deliver it, together with the note and any required interest payment, to the office of the conversion agent for the notes, which will initially be the office of the trustee. In addition, the holder must pay any tax or duty payable as a result of any transfer involving the issuance or delivery of the shares of common stock in a name other than that of the registered holder of the note. The note will be deemed to be converted on the date on which the holder has satisfied all of these requirements.

        We will deliver, through the conversion agent, the cash and, if applicable, shares of common stock issuable upon conversion as soon as practicable, but in no event more than three business days after the last trading day in the 10-consecutive trading days used to calculate the 10-day weighted average price per share of our common stock described below. However, we will deliver, through the conversion agent, the make-whole premium, if any, due on a note upon conversion in connection with a fundamental change as soon as practicable, but in no event after the later of the applicable fundamental change repurchase date and the date the note is tendered for conversion. See "—Holders may require us to repurchase their notes upon a fundamental change—Make-whole premium."

        For a discussion of certain tax consequences of a holder receiving cash including, if applicable, a make-whole premium and, if applicable, shares of common stock upon surrendering notes for conversion, see "Material US federal tax considerations—US holders—Conversion of the notes" and "Material US federal tax considerations—Non-US holders—Conversion of the notes."

Payment upon conversion

        Holders that tender their notes for conversion will receive cash and, if applicable, shares of our common stock. The aggregate value (the "conversion value") of the cash and, if applicable, shares of common stock per $1,000 principal amount of notes converted will be equal to the product of:

  •
  the conversion rate then in effect at the time the notes are tendered for conversion; and

  •
  the average of the daily volume-weighted average price per share of our common stock for each of the 10 consecutive trading days beginning on the second trading day immediately following the day the notes are tendered for conversion (the "10-day weighted average price").

        Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex date of the event occurs, at any time from, and including, the date the notes are tendered for conversion to, and including, the date that we deliver the consideration payable upon conversion.

        The "volume-weighted average price" per share of our common stock on a trading day is the volume-weighted average price per share of our common stock on the Nasdaq National Market or, if our common stock is not listed on the Nasdaq National Market, on the principal exchange or over-the-counter market on which our common stock is then listed or traded, from 9:30 a.m. to 4:30 p.m., New York City time, on that trading day, as displayed by Bloomberg. If such volume weighted average price is not available, then our board of directors will in good faith determine the amount to be used as the volume-weighted average price.

        Except as described below, we will deliver the conversion value of the notes surrendered for conversion to converting holders as follows:

  •
  a cash amount (the "principal return") equal to the lesser of:

  •
  the aggregate conversion value of the notes to be converted; and

  •
  the aggregate principal amount of the notes to be converted;

  •
  if the aggregate conversion value of the notes to be converted is greater than the principal return, an amount in whole shares (the "net shares"), determined as set forth below, equal to the aggregate conversion value less the principal return (the "net share amount"); and

  •
  a cash amount, based on the 10-day weighted average price per share of our common stock, in lieu of any fractional shares of common stock.

        The number of net shares we will deliver upon conversion is equal to the net share amount divided by the 10-day weighted average price per share of our common stock. However, in order to comply with the continued listing requirements of the Nasdaq National Market, we may not issue more than a total of 6,420,594 net shares in respect of the notes, subject to adjustment for stock splits, stock dividends and similar transactions. This number represents 19.99% of our outstanding shares of common stock as of October 27, 2004, as adjusted to reflect the 3-for-2 stock split that occurred on March 31, 2005.

        Based on the initial conversion rate, the limit on the total number of net shares issuable upon conversion cannot be reached unless the 10-day weighted average price per share of our common stock is equal to at least $113.27.

        The number of remaining net shares available for issuance, which we refer to as the "available shares," will be reduced as holders convert their notes. If the conversion rate and the 10-day weighted average price per share of our common stock reach levels such that there would be insufficient available shares to satisfy our conversion obligation on all outstanding notes, then you will receive less shares upon conversion. However, in such a case, we will make an additional cash payment to converting holders equal to the value, based on the 10-day weighted average price per share of our common stock, of any shares we do not deliver.

        We will determine the conversion value, principal return, net share amount and number of net shares at the end of the 10 consecutive trading day period beginning on the second trading day immediately following the day the notes are tendered for conversion. We may not have the financial resources, and we may not be able to arrange for financing, to pay the principal return for all notes holders have tendered for conversion. Furthermore, payment of the principal return may violate the terms of our existing or future indebtedness. See "Risk factors—We may not have the ability to raise the funds to purchase the notes on the purchase dates or upon a fundamental change or to pay the cash payment due upon conversion." Our failure to pay the principal return on the notes when converted would result in an event of default with respect to the notes.

Conversion upon the occurrence of certain fundamental changes

        If:

  •
  a "fundamental change," as described under "—Holders may require us to repurchase their notes upon a fundamental change," occurs before November 1, 2009; and

  •
  that fundamental change is a transaction or series of transactions as a result of which 50% or more of our common stock outstanding immediately before that fundamental change is exchanged for, converted into, acquired for, or constitutes solely the right to receive, shares of stock or other securities or property (including cash), or any combination thereof, then holders who surrender their notes for conversion during the period that begins on, and includes, the 15th business day before the date we originally announce as the anticipated effective date of the fundamental change and ends on, and includes, the 15th business day after the actual effective date of the fundamental change will also receive the "make-whole premium" described under "—Holders may require us to repurchase their notes upon a fundamental change—Make-whole premium." In connection with such a fundamental change, we will pay this make-whole premium in addition to the cash and, if applicable, shares to which these holders are otherwise entitled to receive upon conversion.

Conditions for conversion

        The notes will become convertible only in certain circumstances, which we describe below. If the notes become convertible, we will provide written notice to each holder, and we will publicly announce, through a reputable national newswire service, and publish on our website, that the notes have become convertible, stating:

  •
  the event causing the notes to become convertible;

  •
  the time during which the notes will be convertible as a result of that event;

  •
  whether a make-whole premium, as described under "—Holders may require us to repurchase their notes upon a fundamental change—Make-whole premium," is payable upon conversion in connection with that event;

  •
  if a make-whole premium will be payable, the form of consideration in which we will pay the make-whole premium and the amount of such consideration; and

  •
  the procedures holders must follow to convert their notes, including the name and address of the conversion agent.

        We will make this public announcement as soon as practicable, but in no event later than the open of business on the first date the notes become convertible as a result of the event.

        Holders may surrender their notes for conversion prior to maturity or earlier redemption or repurchase only in the following circumstances:

Conversion based on price of common stock

        Prior to maturity or earlier redemption or repurchase, holders may surrender their notes for conversion during any calendar quarter after the calendar quarter ending December 31, 2004, if the "closing sale price" (as defined in the indenture) of our common stock for each of 20 or more consecutive trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex date of the event occurs, during that 30 consecutive trading day period.

        The "closing sale price" of our common stock on any trading day generally means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such trading day on the US principal national securities exchange on which our common stock is listed or, if our common stock is not listed on a US national securities exchange, as reported by the Nasdaq system or otherwise as provided in the indenture.

Conversion upon satisfaction of the trading price condition

        Prior to maturity or earlier redemption or repurchase, holders may surrender their notes for conversion during the five business day period after any five consecutive trading day period (the "note measurement period") in which the average trading price per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, was equal to or less than 97% of the average conversion value of the notes during the note measurement period. We refer to this condition as the "trading price condition."

        For purposes of the trading price condition, the "conversion value" per $1,000 principal amount of notes on a trading day is the product of the closing sale price per share of our common stock and the conversion rate of the notes in effect on that trading day.

        Except as described below, the "trading price" of the notes on any day generally means the average secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of notes at approximately 4:00 p.m., New York City time, on such day from three independent nationally recognized securities dealers we select. However, if the bid solicitation agent can reasonably obtain only two such bids, then the average of the two bids will be instead used, and if the bid solicitation agent can reasonably obtain only one such bid, then that one bid will be used. Even still, if on a given day:

  •
  the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of notes from an independent nationally recognized securities dealer; or

  •
  in the reasonable, good faith judgment of our board of directors, the bid quotation or quotations that the bid solicitation agent has obtained are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be equal to 97% of the product of the closing sale price of our common stock on that day and the conversion rate then in effect.

        The bid solicitation agent will have no obligation to determine the trading price of the notes unless we have requested it to do so, and we will have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be equal to or less than 97% of the conversion value of the notes. At such time, we will instruct the bid solicitation agent to determine the trading price of the notes for each of the next five trading days and on each following trading day until the trading price condition is no longer satisfied.

Conversion based on redemption

        If we call a note for redemption, the holder of that note may surrender it for conversion at any time before the close of business on the business day immediately preceding the redemption date.

Conversion upon the occurrence of certain corporate transactions

        If:

  •
  we are party to a consolidation, merger or binding share exchange pursuant to which our common stock would be converted into cash, securities or other property; or

  •
  a "fundamental change," as described under "—Holders may require us to repurchase their notes upon a fundamental change," occurs,

then a holder may surrender notes for conversion at any time during the period that begins on, and includes, the 15th business day before the date we originally announce as the anticipated effective date of the fundamental change, transaction or event and ends on, and includes, the 15th business day after the actual effective date of the fundamental change, transaction or event.

        Holders that convert their notes in connection with certain fundamental changes may in some circumstances also be entitled to receive a make-whole premium. See "—Holders may require us to repurchase their notes upon a fundamental change—Make-whole premium."

        In addition, if we take any action, or become aware of an event, that would require an adjustment to the conversion rate as described in the third, fourth, fifth, sixth or seventh bullet point in "—Adjustments to the conversion rate" below, we must mail to holders written notice of the action or event at least 20 days before the record, effective or expiration date, as the case may be, of the transaction. Holders may surrender their notes for conversion beginning on the date we mail the notice (or, if earlier, the date the indenture requires us to mail the notice) until the close of business on the business day immediately preceding the "ex date" (as defined in the indenture) of the transaction or until we announce that the transaction will not take place.

Adjustments to the conversion rate

        Subject to the terms of the indenture, we will adjust the conversion rate for:

  •
  dividends or distributions on our common stock payable in shares of our common stock;

  •
  subdivisions, combinations or certain reclassifications of our common stock;

  •
  distributions to all or substantially all holders of our common stock of certain rights or warrants entitling them, for a period expiring not more than 60 days immediately following the record date for the distribution, to purchase or subscribe for shares of our common stock, or securities convertible into or exchangeable or exercisable for shares of our common stock, at a price per share that is less than the "current market price" (as defined in the indenture) of our common stock on the record date for the distribution;

  •
  dividends or other distributions to all or substantially all holders of our common stock of shares of our capital stock (other than our common stock), evidences of indebtedness or other assets (other than dividends or distributions covered by the bullet points below) or the dividend or distribution to all or substantially all holders of our common stock of certain rights or warrants (other than those covered in the third bullet point above or, as described below, certain rights or warrants distributed pursuant to a stockholder rights plan) to purchase or subscribe for our securities; however, we will not adjust the conversion rate pursuant to this provision for distributions of certain rights or warrants, if we make certain arrangements for holders of notes to receive those rights and warrants upon conversion of the notes;

  •
  cash dividends or other cash distributions to all or substantially all holders of our common stock, other than:

  •
  distributions in respect of tender or exchange offers described in the bullet points below; and

  •
  regular quarterly dividends, to the extent the aggregate amount of such dividends in any quarterly period does not exceed $0.01333 per share of our common stock (appropriately adjusted, in the good faith determination of our board of directors, for stock dividends on, and subdivisions or combinations of, our common stock and similar events);

  •
  distributions of cash or other consideration by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common stock, where such cash and the value of any such other consideration per share of our common stock validly tendered or exchanged exceeds the "current market price" (as defined in the indenture) per share of our common stock on the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer; and

  •
  distributions of cash or other consideration by a person other than us or any of our subsidiaries in respect of a tender offer or exchange offer for our common stock, where:

  •
  as of the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer, our board of directors does not recommend rejection of the tender or exchange offer;

  •
  assuming all shares sought in the tender or exchange offer are validly tendered or exchanged, the offeror, together with its affiliates and certain other persons, would beneficially own at least 10% of the total shares of our common stock outstanding immediately after the expiration time of the tender or exchange offer; and

  •
  such cash and the value of any such other consideration per share of common stock validly tendered or exchanged exceeds the "current market price" (as defined in the indenture) per share of our common on the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

        Subject to the provisions of the indenture, if we distribute cash in accordance with the fifth bullet point above, then we will generally increase the conversion rate so that it equals the rate determined by multiplying the conversion rate in effect immediately before the close of business on the record date for the cash distribution by a fraction whose numerator is the "current market price" (as defined in the indenture) per share of our common stock on the record date and whose denominator is that "current market price" less the "excess payment per share" (as defined in the indenture). "Excess payment per share" generally means:

  •
  in the case of a regular quarterly dividend, the excess, if any, of the aggregate amount per share of such dividend in the applicable quarterly period over $0.01333 (appropriately adjusted, in the good faith determination of our board of directors, for stock dividends on, and subdivisions or combinations of, our common stock and similar events); and

  •
  in all other cases, the per share amount of the dividend or distribution.

        However, we will not adjust the conversion rate for such cash dividends or other cash distributions pursuant to this provision to the extent that the adjustment would reduce the conversion price below $0.01.

        "Current market price" per share of our common stock on a date generally means the average of the closing sale prices of our common stock for the 10 consecutive trading days immediately preceding that date. We will make adjustments to the current market price in accordance with the indenture to account for the occurrence of certain events during the 10 consecutive trading day period.

        If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

  •
  we will not adjust the conversion rate until the earliest of these triggering events occurs; and

  •
  we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

        The indenture does not require us to adjust the conversion rate for any of the transactions described in the bullet points above if we make provision for holders of notes to participate in the transaction without conversion on a basis and with notice that our board of directors determines in good faith to be fair and appropriate, as provided in the indenture.

        We will not adjust the conversion rate unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However,

  •
  we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment; and

  •
  at the end of each fiscal year, beginning with the fiscal year ending on December 31, 2004, we will give effect to any adjustments that we have otherwise deferred pursuant to this provision, and those adjustments, if any, will no longer be carried forward and taken into account in any subsequent adjustment.

        To the extent permitted by law and the continued listing requirements of the Nasdaq National Market, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 days or any longer period required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests. We will mail a notice of the increase to holders at least 15 days before the day the increase commences. In addition, we may also increase the conversion rate as we determine to be advisable in order to avoid taxes to recipients of certain distributions.

        On conversion, the holders of notes will receive, in addition to the principal return and, if applicable, shares of our common stock and any cash for fractional shares, the rights under any stockholder rights plan (i.e., a poison pill) we may establish in the future, whether or not the rights are separated from our common stock prior to conversion. We currently do not have a stockholder rights plan. A distribution of rights pursuant to such a stockholder rights plan will not trigger a conversion rate adjustment pursuant to the fourth bullet point above so long as we have made proper provision to provide that holders will receive such rights upon conversion in accordance with the terms of the indenture.

REDEMPTION OF NOTES AT OUR OPTION

        Prior to November 1, 2009, we cannot redeem the notes. We may redeem the notes at our option, in whole or in part, at any time on or after November 1, 2009, on a date not less than 30 nor more than 60 days after the day we mail a redemption notice to each holder of notes to be redeemed at the address of the holder appearing in the security register, at a redemption price, payable in cash, equal to 100% of the principal amount of the notes we redeem plus any accrued and unpaid interest to, but excluding, the redemption date. However, if a redemption date is an interest payment date, the payment of interest becoming due on that date will be payable to the holder of record at the close of business on the relevant record date, and the redemption price will not include such interest payment. We will make at least 10 semi-annual interest payments on the notes before we may redeem the notes at our option.

        For a discussion of certain tax consequences to a holder upon a redemption of notes, see "Material US federal tax considerations—US holders—Sale, redemption or exchange of notes" and

"Material US federal tax considerations—Non-US holders—Sale or exchange of the notes or common stock."

        If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, the note will cease to be outstanding and interest on the note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the redemption price upon delivery of the note, together with necessary endorsements.

        The conversion right with respect to any notes we have called for redemption will expire at the close of business on the last business day immediately preceding the redemption date, unless we default in the payment of the redemption price.

        If we will redeem less than all of the outstanding notes, the trustee will select the notes to be redeemed in integral multiples of $1,000 principal amount by lot, on a pro rata basis or in accordance with any other method the trustee considers fair and appropriate. However, we may redeem the notes only in integral multiples of $1,000 principal amount. If a portion of a holder's notes is selected for partial redemption and the holder converts a portion of the notes, the principal amount of the note that is subject to redemption will be reduced by the principal amount that the holder converted.

        We will not redeem any notes at our option if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the redemption price with respect to those notes.

PURCHASE OF NOTES BY US AT THE OPTION OF THE HOLDER

        On each of November 1, 2009, November 1, 2014 and November 1, 2019 (each, a "purchase date"), a holder may require us to purchase all or a portion of the holder's outstanding notes, at a price in cash equal to 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date, subject to certain additional conditions. On each purchase date, we will purchase all notes for which the holder has delivered and not withdrawn a written purchase notice. Holders may submit their written purchase notice to the paying agent at any time from the opening of business on the date that is 20 business days before the purchase date until the close of business on the business day immediately preceding the purchase date.

        For a discussion of certain tax consequences to a holder receiving cash upon a purchase of the notes at the holder's option, see "Material US federal tax considerations—US holders—Sale, redemption or exchange of notes" and "Material US federal tax considerations—Non-US holders—Sale or exchange of the notes or common stock."

        We will give notice on a date that is at least 20 business days before each purchase date to all holders at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, stating, among other things:

  •
  the amount of the purchase price;

  •
  that notes with respect to which the holder has delivered a purchase notice may be converted, if otherwise convertible, only if the holder withdraws the purchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to purchase their notes, including the name and address of the paying agent.

        To require us to purchase its notes, the holder must deliver a purchase notice that states:

  •
  the certificate numbers of the holder's notes to be delivered for purchase;

  •
  the principal amount of the notes to be purchased, which must be an integral multiple of $1,000; and

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the indenture.

        A holder that has delivered a purchase notice may withdraw the purchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the business day before the purchase date. The notice of withdrawal must state:

  •
  the name of the holder;

  •
  a statement that the holder is withdrawing its election to require us to purchase its notes;

  •
  the certificate numbers of the notes being withdrawn;

  •
  the principal amount being withdrawn, which must be an integral multiple of $1,000; and

  •
  the principal amount, if any, of the notes that remain subject to the purchase notice, which must be an integral multiple of $1,000.

        If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

        To receive payment of the purchase price for a note for which the holder has delivered and not withdrawn a purchase notice, the holder must deliver the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. We will pay the purchase price for the note as soon as practicable but in no event more than three business days after the later of the purchase date and the time of delivery of the note, together with necessary endorsements.

        If the paying agent holds on a purchase date money sufficient to pay the purchase price due on a note in accordance with the terms of the indenture, then, on and after that purchase date, the note will cease to be outstanding and interest on the note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the purchase price upon delivery of the note.

        We may not have the financial resources, and we may not be able to arrange for financing, to pay the purchase price for all notes holders have elected to have us purchase. Furthermore, certain financial covenants contained in our future indebtedness may limit our ability to pay the purchase price to purchase notes. See "Risk factors—We may not have the ability to raise the funds to purchase the notes on the purchase dates or upon a fundamental change or to pay the cash payment due upon conversion." Our failure to purchase the notes when required would result in an event of default with respect to the notes.

        We will not purchase any notes at the option of holders if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the purchase price with respect to those notes.

        In connection with any purchase offer, we will, to the extent applicable:

  •
  comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws; and

  •
  file a Schedule TO or any other required schedule under the Securities Exchange Act of 1934 or other applicable laws.

HOLDERS MAY REQUIRE US TO REPURCHASE THEIR NOTES UPON A FUNDAMENTAL CHANGE

        If a "fundamental change" (as defined in the indenture) occurs, each holder will have the right, at its option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder's notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. We must repurchase the notes on a date of our choosing, which we refer to as the "fundamental change repurchase date." However, the fundamental change repurchase date must be no later than 30 trading days, and no earlier than 20 trading days, after the date we have mailed a notice of the fundamental change, as described below. The fundamental change repurchase date also cannot be before the date on which the fundamental change occurs. In certain circumstances as described below, we will also pay, in addition to the principal amount and accrued and unpaid interest, a "make-whole premium" (as defined in the indenture) to holders who require us to repurchase their notes in connection with certain fundamental changes that occur before November 1, 2009.

        Within 15 days after the occurrence of a fundamental change, we must mail to all holders of notes at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, a notice regarding the fundamental change. The notice must state, among other things:

  •
  the events causing the fundamental change;

  •
  the date of the fundamental change;

  •
  the fundamental change repurchase date;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price and, if applicable, the make-whole premium;

  •
  if a make-whole premium will be payable, the form of consideration in which we will pay the make-whole premium;

  •
  the names and addresses of the paying agent and the conversion agent;

  •
  the procedures that holders must follow to exercise their repurchase right;

  •
  the conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and

  •
  that notes with respect to which the holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture.

        To exercise the repurchase right, a holder must deliver a written notice to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:

  •
  the certificate numbers of the notes that the holder will deliver for repurchase;

  •
  the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

  •
  that the notes are to be repurchased by us pursuant to the fundamental change provisions of the indenture.

        For a discussion of certain tax consequences to a holder upon the exercise of the repurchase right, including, if applicable, the receipt of a make-whole premium, see "Material US federal tax considerations—US holders—Sale, redemption or exchange of notes" and "Material US federal tax considerations—Non-US holders—Sale or exchange of the notes or common stock."

        A holder may withdraw any fundamental change repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

  •
  the name of the holder;

  •
  a statement that the holder is withdrawing its election to require us to repurchase its notes;

  •
  the certificate numbers of the notes being withdrawn;

  •
  the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

  •
  the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

        If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

        To receive payment of the fundamental change repurchase price and any applicable make-whole premium for a note for which the holder has delivered and not withdrawn a fundamental change repurchase notice, the holder must deliver the note, together with necessary endorsements, to the paying agent at any time after delivery of the fundamental change repurchase notice. We will pay the fundamental change repurchase price and any applicable make-whole premium for the note as soon as practicable but in no event more than three business days after the later of the fundamental change repurchase date and the time of delivery of the note, together with necessary endorsements.

        If the paying agent holds on the fundamental change repurchase date money sufficient to pay the fundamental change repurchase price, and consideration sufficient to pay any applicable make-whole premium, due on a note in accordance with the terms of the indenture, then, on and after the fundamental change repurchase date, the note will cease to be outstanding and interest on such note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the fundamental change repurchase price and any applicable make-whole premium upon delivery of the note.

        A "fundamental change" generally will be deemed to occur upon the occurrence of a "change in control" or a "termination of trading."

        A "change in control" generally will be deemed to occur at such time as:

  •
  any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock entitled to vote generally in the election of directors ("voting stock");

  •
  the following persons cease for any reason to constitute a majority of our board of directors:

  •
  individuals who on the first issue date of the notes constituted our board of directors; and

  •
  any new directors whose election to our board of directors or whose nomination for election by our stockholders was approved by at least a majority of our directors then still in office who were either directors on such first issue date of the notes or whose election or nomination for election was previously so approved;

  •
  we consolidate with, or merge with or into, another person or any person consolidates with, or merges with or into, us, in any such event other than pursuant to a transaction in which the persons that "beneficially owned," directly or indirectly, the shares of our voting stock immediately prior to such transaction, "beneficially own," directly or indirectly, immediately after such transaction, shares of the surviving or continuing corporation's voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to the transaction;

  •
  the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets to any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934; or

  •
  we are liquidated or dissolved or holders of our capital stock approve any plan or proposal for our liquidation or dissolution.

        However, a merger or consolidation will not be deemed to constitute a "change in control" if:

  •
  all of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such merger or consolidation consists of common stock and any associated rights traded on a US national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such merger or consolidation); provided, however, that if an entity that is organized and existing under the laws of a jurisdiction outside the United States is a party to such merger or consolidation, then the consideration may consist of American Depositary Shares traded on a US national securities exchange or quoted on the Nasdaq National Market (together with any associated rights) in lieu of common stock so traded or quoted (together with any associated rights) and, provided, further that such merger or consolidation must also constitute a "qualifying foreign merger" (as described under "—Consolidation, merger and sale of assets"); and

  •
  as a result of such merger or consolidation, the notes become convertible solely into such common stock and associated rights (or, in the case of a qualifying foreign merger, such American Depositary Shares and associated rights).

        A "termination of trading" is deemed to occur if our common stock (or other common stock into which the notes are then convertible) is neither listed for trading on a US national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States. A "termination of trading" will not be deemed to have occurred solely by reason of our having engaged in a qualifying foreign merger, so long as, immediately after such merger, the holders will have the right to convert their notes solely into common stock or American Depositary Shares representing such common stock traded on a US national securities exchange or quoted on the Nasdaq National Market, until such time as the common stock or American Depositary Shares on such common stock into which the notes are solely convertible are no longer so traded or quoted.

        We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price and any applicable make-whole premium for all notes holders have elected to have us repurchase. Furthermore, certain financial covenants contained in future indebtedness may limit our ability to pay the fundamental change repurchase price to repurchase notes. See "Risk factors—We may not have the ability to raise the funds to purchase the notes on the purchase dates or upon a fundamental change or to pay the cash payment due upon conversion." Our failure to repurchase the notes when required would result in an event of default with respect to the notes.

        We may in the future enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The indenture for the notes does not restrict our or our subsidiaries' ability to incur indebtedness, including senior or secured indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes.

        In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to you.

        We will not repurchase any notes at the option of holders if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the fundamental change repurchase price with respect to the notes.

        In connection with any fundamental change offer, we will, to the extent applicable:

  •
  comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws; and

  •
  file a Schedule TO or any other required schedule under the Securities Exchange Act of 1934 or other applicable laws.

Make-whole premium

        If:

  •
  a fundamental change occurs before November 1, 2009; and

  •
  that fundamental change is a transaction or series of transactions as a result of which 50% or more of our common stock outstanding immediately before that fundamental change is exchanged for, converted into, acquired for, or constitutes solely the right to receive, shares of stock or other securities or property (including cash), or any combination thereof, then we will pay, in addition to the fundamental change repurchase price described above, a make-whole premium to holders who elect to require us to repurchase their notes in connection with such a fundamental change. In addition, if a holder surrenders its notes for conversion at any time during the period that begins on, and includes, the 15th business day before the date we originally announce as the anticipated effective date of the fundamental change and ends on, and includes, the 15th business day after the actual effective date of the fundamental change, then the holder will receive:

  •
  the applicable make-whole premium, as described below, plus

  •
  the cash and, if applicable, shares of our common stock that are otherwise payable upon conversion, as described under "—Conversion rights—Payment upon conversion."

        See "—Conversion rights—Conversion upon the occurrence of certain fundamental changes."

The amount of the make-whole premium

        The make-whole premium is equal to a specified percentage of the principal amount of the notes on which we must pay the make-whole premium. We will determine this percentage by reference to the table below, based on the date when the fundamental change becomes effective (the "effective date") and the "applicable price." If the fundamental change is a transaction or series of transactions as a result of which 50% or more of our common stock outstanding immediately before that fundamental change is exchanged for, converted into, acquired for, or constitutes solely the right to receive, solely cash, then the "applicable price" will be the cash amount paid per share of our common stock in such transaction or series of transactions. Otherwise, the "applicable price" will be the average of the "closing sale prices" (as defined in the indenture) per share of our common stock for the five consecutive trading days immediately preceding the effective date of the fundamental change. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex date of the event occurs, at any time during those five consecutive trading days.

        The following table sets forth the make-whole premium amounts as a percentage of the principal amount of the related notes. If an event occurs that requires an adjustment to the conversion rate, we will, on the date we must adjust the conversion rate, adjust each applicable price set forth in the first column of the table below by multiplying the applicable price in effect immediately before the adjustment by a fraction:

  •
  whose numerator is the conversion rate in effect immediately before the adjustment; and

  •
  whose denominator is the adjusted conversion rate.

Make-whole premium upon certain fundamental changes
(% of principal amount)

	Effective date
Applicable price	November 2, 2004	November 1, 2005	November 1, 2006	November 1, 2007	November 1, 2008	November 1, 2009
$8.89	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
$13.33	21.9	20.0	17.9	14.9	10.3	0.0
$16.67	17.6	15.5	13.0	9.7	5.0	0.0
$20.00	14.4	12.3	9.8	6.6	2.6	0.0
$23.33	12.1	10.0	7.5	4.7	1.5	0.0
$26.67	10.2	8.2	6.0	3.5	0.9	0.0
$30.00	8.8	6.9	4.9	2.7	0.7	0.0
$33.33	7.6	5.8	4.0	2.1	0.5	0.0
$36.67	6.6	5.0	3.3	1.7	0.4	0.0
$40.00	5.8	4.3	2.8	1.4	0.4	0.0
$43.33	5.1	3.7	2.4	1.2	0.3	0.0
$46.67	4.4	3.2	2.0	1.0	0.3	0.0
$50.00	3.9	2.8	1.7	0.8	0.2	0.0
$53.33	3.4	2.4	1.5	0.7	0.2	0.0
$56.67	3.0	2.1	1.2	0.6	0.2	0.0
$60.00	2.6	1.8	1.0	0.5	0.1	0.0
$63.33	2.3	1.5	0.8	0.4	0.1	0.0
$66.67	2.0	1.3	0.7	0.3	0.0	0.0

        The exact applicable price and effective date may not be as set forth in the table above, in which case:

  •
  if the actual applicable price is between two applicable prices listed in the table above or the actual effective date is between two dates listed in the table above, we will determine the make-whole premium by linear interpolation between the make-whole premium amounts set forth for the two applicable prices, or for the two dates based on a 365-day year, as applicable;

  •
  if the actual applicable price is greater than $66.67 per share (subject to adjustment), we will not pay any make-whole premium; and

  •
  if the actual applicable price is less than or equal to $8.89 per share (subject to adjustment), we will not pay any make-whole premium.

The consideration in which we will pay the make-whole premium

        We will pay the make-whole premium solely in the same form of consideration which our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, as a result of the transaction or transactions constituting the fundamental change, assuming that the holder of those shares would not have exercised any rights of election that the holder would have had as a holder of common stock to select a particular type of consideration. We will calculate the value of the consideration to be delivered in respect of the make-whole premium as follows:

  •
  securities that are traded on a US national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued at the average closing price or last sale price, as applicable, of those securities over the 10 consecutive trading days ending on, and including, the second trading day immediately preceding the fundamental change repurchase date;

  •
  other securities, assets or property (other than cash) will be valued at 98% of the average of the fair market value, as of the close of business on the trading day immediately preceding the fundamental change repurchase date, of those securities, assets or property, as determined by two independent, nationally recognized investment banks selected by the trustee; and

  •
  100% of any cash.

        However, if we are legally or otherwise unable to pay the make-whole premium to a holder in such form of consideration, then we will pay the entire make-whole premium to that holder in cash. In addition, if any of the consideration consists of securities, then our board of directors will make appropriate adjustments, in its good faith determination, to account for certain events that would require an adjustment to the conversion rate if those securities were our common stock.

        No later than the open of business on the fundamental change repurchase date, we will publicly announce, through a reputable national newswire service, and publish on our website, the type of the consideration in which we will pay the make-whole premium and the amount of such consideration, including how we have calculated that amount.

RANKING

        The notes are our unsecured senior obligations and rank equally with all our other unsecured senior indebtedness. However, the notes are effectively subordinated to any of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness. The notes are also be effectively subordinated to all liabilities, including trade payables and lease obligations, if any, of our subsidiaries. Any right by us to receive the assets of any of our subsidiaries upon its liquidation or reorganization, and the consequent right of the holders of the notes to participate in these assets, will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us.

        In addition, we are a holding company, and substantially all of our operations are conducted through our subsidiaries. However, the notes are exclusively our obligations. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on the earnings or financial condition of those subsidiaries and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

        The indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

CONSOLIDATION, MERGER AND SALE OF ASSETS

        The indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our property or assets to, another person, whether in a single transaction or series of related transactions, unless, among other things:

  •
  such other person is either:

  •
  a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia; or

  •
  a corporation organized and existing under the laws of a jurisdiction outside the United States, so long as:

  •
  such person has common stock or American Depositary Shares representing such common stock traded on a national securities exchange in the United States or quoted on the Nasdaq National Market;

  •
  such person has a worldwide total market capitalization of its equity securities (before giving effect to such consolidation, merger, sale, transfer, lease, conveyance or disposition) of at least $5 billion;

  •
  such person has consented to service of process in the United States;

  •
  we have made provision for the satisfaction of our obligations to repurchase notes following a fundamental change, if any; and

  •
  we have obtained an opinion of tax counsel experienced in such matters to the effect that, under the then-existing US federal tax laws, there would be no material adverse tax consequences to holders of the notes resulting from such transaction (we refer to a transaction that satisfies these conditions as a "qualifying foreign merger");

  •
  such person assumes all of our obligations under the notes and the indenture; and

  •
  no default or event of default exists immediately after giving effect to the transaction or series of transactions.

        When the successor assumes all of our obligations under the indenture, our obligations under the indenture will terminate. However, our obligations under the indenture will not terminate if the transaction is a lease by us of all or substantially all of our property or assets to another person.

        Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase notes as described in "—Holders may require us to repurchase their notes upon a fundamental change."

        There is no precise, established definition of the phrase "all or substantially all of our property or assets" under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our property or assets.

EVENTS OF DEFAULT

        The following are events of default under the indenture for the notes:

  •
  our failure to pay the principal of or premium, if any, on any note when due, whether at maturity, upon redemption, on the purchase date with respect to a purchase at the option of the holder, on a fundamental change repurchase date with respect to a fundamental change or otherwise;

  •
  our failure to pay an installment of interest or additional interest, if any, on any note when due, if the failure continues for 30 days after the date when due;

  •
  our failure to satisfy our conversion obligations upon the exercise of a holder's conversion right;

  •
  our failure to timely provide notice as described under "—Purchase of notes by us at the option of the holder" or "—Holders may require us to repurchase their notes upon a fundamental change";

  •
  our failure to comply with any other term, covenant or agreement contained in the notes or the indenture, if the failure is not cured within 30 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture;

  •
  a default by us or any of our subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $10.0 million or more, or acceleration of our or our subsidiaries' indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of notes then outstanding, in accordance with the indenture;

  •
  failure by us or any of our subsidiaries to pay final judgments, the aggregate uninsured portion of which is at least $10.0 million, if the judgments are not paid or discharged within 30 days; and

  •
  certain events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that is a "significant subsidiary" (as defined in Regulation S-X under the Securities Exchange Act of 1934) or any group of our subsidiaries that in the aggregate would constitute a "significant subsidiary."

        If an event of default, other than an event of default referred to in the last bullet point above with respect to us (but including an event of default referred to in that bullet point solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), has occurred and is continuing, either the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may declare the principal of, and any accrued and unpaid interest, including additional interest, if any, and any premium on, all notes to be immediately due and payable. In the case of an event of default referred to in the last bullet point above with respect to us (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), the principal of, and accrued and unpaid interest, including additional interest, if any, and any premium on, all notes will automatically become immediately due and payable.

        After any such acceleration, the holders of a majority in aggregate principal amount of the notes, by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

  •
  the rescission would not conflict with any order or decree;

  •
  all events of default, other than the non-payment of accelerated principal, premium or interest, have been cured or waived; and

  •
  certain amounts due to the trustee are paid.

        The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the indenture, applicable law and the trustee's rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

  •
  the holder gives the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the notes then outstanding make a written request to the trustee to pursue the remedy;

  •
  the holder or holders offer and, if requested, provide the trustee indemnity reasonably satisfactory to the trustee against any loss, liability or expense; and

  •
  the trustee fails to comply with the request within 60 days after the trustee receives the notice, request and offer of indemnity and does not receive, during those 60 days, from holders of a majority in aggregate principal amount of the notes then outstanding, a direction that is inconsistent with the request.

        However, the above limitations do not apply to:

  •
  a suit by a holder to enforce the payment of any amounts due on the notes after the applicable due date; or

  •
  the right to convert notes in accordance with the indenture.

        Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding notes may, by notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

  •
  in the payment of principal of, or premium, if any, or interest or additional interest, if any, on, any note or in the payment of the redemption price, purchase price or fundamental change repurchase price;

  •
  arising from our failure to convert any note in accordance with the indenture; or

  •
  in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

        We will promptly notify the trustee if a default or event of default occurs. In addition, the indenture requires us to furnish to the trustee, on an annual basis, a statement by our officers stating whether they are aware of any default or event of default by us in performing any of our obligations under the indenture or the notes and describing any such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, the trustee must mail to each holder a notice of the default or event of default within 30 days after it occurs. However, the trustee need not mail the notice if the default or event of default:

  •
  has been cured or waived; or

  •
  is not in the payment of any amounts due with respect to any note and the trustee in good faith determines that withholding the notice is in the best interests of holders.

MODIFICATION AND WAIVER

        We may amend or supplement the indenture or the notes with the consent of the trustee and holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance with any provision of the indenture or notes. However, without the consent of the holders of each outstanding note affected, no amendment, supplement or waiver may:

  •
  change the stated maturity of the principal of, or the payment date of any installment of interest or any premium on, any note;

  •
  reduce the principal amount of, or any premium, interest or additional interest on, any note;

  •
  change the place or currency of payment of principal of, or any premium, interest or additional interest on, any note;

  •
  impair the right to institute a suit for the enforcement of any payment on, or with respect to, any note;

  •
  modify, in a manner adverse to the holders of the notes, the provisions of the indenture relating to the right of the holders to require us to purchase notes at their option or upon a fundamental change;

  •
  modify the ranking provisions of the indenture in a manner adverse to the holders of notes;

  •
  adversely affect the right of the holders of the notes to convert their notes in accordance with the indenture;

  •
  reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a modification or amendment of the indenture or the notes;

  •
  reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a waiver of compliance with any provision of the indenture or the notes or a waiver of any default or event of default; or

  •
  modify the provisions of the indenture with respect to modification and waiver (including waiver of a default or event of default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

        We may, with the trustee's consent, amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

  •
  evidence the assumption of our obligations under the indenture and the notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets in accordance with the indenture;

  •
  make adjustments in accordance with the indenture to the right to convert the notes upon certain reclassifications or changes in our common stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets;

  •
  make any changes or modifications to the indenture necessary in connection with the registration of the public offer and sale of the notes under the Securities Act of 1933 pursuant to the registration rights agreement or the qualification of the indenture under the Trust Indenture Act of 1939;

  •
  secure our obligations in respect of the notes;

  •
  add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us; or

  •
  make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture.

        In addition, we and the trustee may enter into a supplemental indenture without the consent of holders of the notes in order to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not adversely affect the rights of any holder.

        Except as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes, by notice to the trustee, generally may:

  •
  waive compliance by us with any provision of the indenture or the notes, as detailed in the indenture; and

  •
  waive any past default or event of default and its consequences, except a default or event of default:

  •
  in the payment of principal of, or premium, if any, or interest or additional interest on, any note or in the payment of the redemption price, purchase price or fundamental change repurchase price;

  •
  arising from our failure to convert any note in accordance with the indenture; or

  •
  in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

DISCHARGE

        We may generally satisfy and discharge our obligations under the indenture by:

  •
  delivering all outstanding notes to the trustee for cancellation; or

  •
  depositing with the trustee or the paying agent after the notes have become due and payable, whether at stated maturity or any redemption date, purchase date or fundamental change repurchase date, cash, and, if applicable as provided in the indenture, other consideration, sufficient to pay all amounts due on all outstanding notes and paying all other sums payable under the indenture.

        In addition, in the case of a deposit, there must not exist a default or event of default on the date we make the deposit, and the deposit must not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound.

CALCULATIONS IN RESPECT OF NOTES

        We and our agents are responsible for making all calculations called for under the indenture and notes. These calculations include, but are not limited to, determination of the trading price of the notes, the current market price of our common stock, the number of shares, if any, issuable upon conversion of the notes, the amount of make-whole premium, if any, and amounts of interest and additional interest payable on the notes. We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of notes. We will provide a copy of these calculations to the trustee, as required, and, absent manifest error, the trustee is entitled to rely on the accuracy of our calculations without independent verification.

RULE 144A INFORMATION

        If at any time we are not subject to the reporting requirements of the Securities Exchange Act of 1934, we will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or underlying shares of common stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933 to facilitate the resale of those notes or shares pursuant to Rule 144A.

REPORTS TO TRUSTEE

        We will regularly furnish to the trustee copies of our annual report to stockholders, containing audited financial statements, and any other financial reports which we furnish to our stockholders.

UNCLAIMED MONEY

        If money deposited with the trustee or paying agent for the payment of principal of, premium, if any, or accrued and unpaid interest or additional interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

PURCHASE AND CANCELLATION

        The registrar, paying agent and conversion agent will forward to the trustee any notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those notes in accordance with its customary procedures. We will not issue new notes to replace notes that we have paid or delivered to the trustee for cancellation or that any holder has converted.

        We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any notes we purchase in this manner. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

REPLACEMENT OF NOTES

        We will replace mutilated, lost, destroyed or stolen notes at the holder's expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or trustee may require, at the expense of the holder, indemnity reasonably satisfactory to us and the trustee.

TRUSTEE AND TRANSFER AGENT

        The trustee for the notes is LaSalle Bank National Association, and we have appointed the trustee as the paying agent, bid solicitation agent, registrar, conversion agent and custodian with regard to the notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. However, under the Trust Indenture Act of 1939, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate the conflict or resign. LaSalle Bank National Association and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of their business.

        The holders of a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand.

        The transfer agent for our common stock is U.S. Stock Transfer Corporation.

LISTING AND TRADING

        We do not intend to list the notes on any automated quotation system or any national securities exchange. Our common stock is listed on the Nasdaq National Market under the ticker symbol "OPTN."

FORM, DENOMINATION AND REGISTRATION OF NOTES

General

        The notes are issued in registered form, without interest coupons, in denominations of integral multiples of $1,000 principal amount, in the form of global securities, as further provided below. See "—Global securities" below for more information. The trustee need not:

  •
  register the transfer of or exchange any note for a period of 15 days before selecting notes to be redeemed;

  •
  register the transfer of or exchange any note during the period beginning at the opening of business 15 days before the mailing of a notice of redemption of notes selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any note that has been selected for redemption or for which the holder has delivered, and not validly withdrawn, a purchase notice or fundamental change repurchase notice, except, in the case of a partial redemption, purchase or repurchase, that portion of the notes not being redeemed, purchased or repurchased.

        See "—Global securities," "—Certificated securities" and "Transfer restrictions" for a description of additional transfer restrictions that apply to the notes.

        We will not impose a service charge in connection with any transfer or exchange of any note, but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge imposed in connection with the transfer or exchange.

Global securities

        We issued the notes in the form of two permanent global notes in definitive, fully registered, book-entry form. The two global notes are deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of DTC or a nominee of DTC.

        Investors who are qualified institutional buyers and who purchase notes in reliance on Rule 144A under the Securities Act of 1933 may hold their interests in a Rule 144A global security directly through DTC, if they are DTC participants, or indirectly through organizations that are DTC participants.

        Except in the limited circumstances described below and in "—Certificated securities," holders of notes will not be entitled to receive notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

        We will apply to DTC for acceptance of the global securities in its book-entry settlement system. The custodian and DTC will electronically record the principal amount of notes represented by global securities held within DTC. Beneficial interests in the global securities will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global security, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture, the notes and the registration rights agreement. No owner of a beneficial interest in a global security will be able to transfer such interest except in accordance with DTC's applicable procedures and the applicable procedures of its direct and indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limitations and requirements may impair the ability to transfer or pledge beneficial interests in a global security.

        Payments of principal, premium, if any, and interest under each global security will be made to DTC or its nominee as the registered owner of such global security. We expect that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, which eliminates the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interests of each beneficial owner or purchaser of each security held by or on behalf of DTC are recorded on the records of the direct and indirect participants.

Certificated securities

        The trustee will exchange each beneficial interest in a global security for one or more certificated securities registered in the name of the owner of the beneficial interest, as identified by DTC, only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we do not appoint a successor depositary within 90 days of such notice or cessation; or

  •
  an event of default has occurred and is continuing and the trustee has received a request from DTC to issue certificated securities.

Same-day settlement and payment

        We will make payments in respect of the notes by wire transfer of immediately available funds to the accounts specified by holders of the notes. If a holder of a certificated note does not specify an account, we will mail a check to that holder's registered address.

        We expect the notes will trade in DTC's Same-Day Funds Settlement System, and DTC will require all permitted secondary market trading activity in the notes to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        We have obtained the information we describe above concerning DTC and its book-entry system from sources that we believe to be reliable, but neither we nor the initial purchasers take any responsibility for the accuracy of this information.

        Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among DTC participants, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. None of us, the initial purchasers or the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

REGISTRATION RIGHTS, ADDITIONAL INTEREST

        We and the initial purchasers entered into a registration rights agreement dated November 2, 2004. Pursuant to the registration rights agreement, we agreed:

  •
  to file with the SEC, as soon as practicable but in any event by the 90th day after the date we first issued the notes, a shelf registration statement, of which this prospectus forms a part, to cover resales of registrable securities (as described below) by the holders who satisfy certain conditions and provide the information we describe below for use with the shelf registration statement;

  •
  to use our reasonable best efforts to cause the shelf registration statement to become effective under the Securities Act of 1933 as promptly as practicable but in any event by the 180th day after the date we first issued the notes; and

  •
  to use our reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act of 1933 until there are no registrable securities outstanding.

        However, the registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed an aggregate of 45 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period, under certain circumstances and subject to certain conditions. We refer to any period during which we may prohibit offers and sales as a "suspension period."

        "Registrable securities" generally means each note and each share of common stock issuable upon conversion of the notes until the earlier of:

  •
  the date the note or share has been effectively registered under the Securities Act of 1933 and disposed of in accordance with the shelf registration statement;

  •
  the date when the note or share may be resold without restriction pursuant to Rule 144(k) under the Securities Act of 1933 or any successor provision thereto; or

  •
  the date when the note or share has been sold pursuant to Rule 144 under the Securities Act of 1933.

        Holders of registrable securities must deliver certain information to be used in connection with, and to be named as selling securityholders in, the shelf registration statement in order to have their registrable securities included in the shelf registration statement. Any holder that does not complete and deliver a questionnaire or provide the information it requires will not be named as a selling securityholder in the shelf registration statement, will not be permitted to sell any registrable securities held by that holder pursuant to the shelf registration statement and will not be entitled to receive any of the additional interest described in the following paragraph. We cannot assure you that we will be able to maintain an effective and current shelf registration statement as required. The absence of an effective shelf registration statement may limit a holder's ability to sell its registrable securities or may adversely affect the price at which it may sell its registrable securities.

        If:

  •
  the shelf registration statement is not filed with the SEC by the 90th day after the date we first issued the notes;

  •
  the shelf registration statement has not become effective under the Securities Act of 1933 by the 180th day after the date we first issued the notes;

  •
  a holder supplies the questionnaire described below after the fifth business day before the effective date of the shelf registration statement, and we fail to supplement or amend the shelf registration statement, or file a new registration statement, in accordance with the terms of the registration rights agreement, in order to add such holder as a selling securityholder;

  •
  the shelf registration statement is filed and has become effective under the Securities Act of 1933 but then ceases to be effective (without being succeeded immediately by an additional registration statement that is filed and immediately becomes effective) or usable for the offer and sale of registrable securities for a period of time (including any suspension period) that exceeds an aggregate of 45 days in any three-month period or an aggregate of 90 days in any 12-month period; or

  •
  we fail to name as a selling securityholder, in the shelf registration statement or any amendment to the shelf registration statement, at the time it becomes effective under the Securities Act of 1933, or in any prospectus relating to the shelf registration statement, at the time we file the prospectus or, if later, the time the related shelf registration statement or amendment becomes effective under the Securities Act of 1933, any holder that is entitled to be so named as a selling securityholder, then we will pay additional interest to each holder of registrable securities who has provided to us the required selling securityholder information (or, in the case of the third or fifth bullet points above, the applicable holder or holders). We refer to each event described in the bullet points above as a "registration default."

        The additional interest we must pay while there is a continuing registration default accrues at a rate per year equal to 0.25% for the 90-day period beginning on, and including, the date of the registration default, and thereafter at a rate per year equal to 0.50%, of the aggregate principal amount of the applicable notes.

        We will not pay any additional interest on any note after it has been converted into cash and, if applicable, shares of our common stock. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.

        So long as a registration default continues, we will pay additional interest in cash on May 1 and November 1 of each year to each holder who is entitled to receive additional interest in respect of a note of which the holder was the holder of record at the close of business on the immediately preceding April 15 and October 15, respectively. If we call a note for redemption, purchase a note pursuant to a purchase at the holder's option or repurchase a note upon a fundamental change, and the redemption date, purchase date or fundamental change repurchase date is after the close of business on a record date and before the related additional interest payment date, we will instead pay the additional interest to the holder that submitted the note for redemption, purchase or repurchase.

        Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period we must keep the shelf registration statement effective under the Securities Act of 1933 or on any security that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest.

        We agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of the initial shelf registration statement by release through a reputable national newswire service. A holder of registrable securities that does not provide us with a completed questionnaire or the information called for by it on or before the fifth business day before effectiveness of the initial shelf registration statement will not be named as a selling securityholder in the shelf registration statement when it becomes effective and will not able to use the shelf registration statement to resell registrable securities. However, such a holder of registrable securities may thereafter provide us with a completed questionnaire, following which we will, as promptly as reasonably practicable after the date we receive the completed questionnaire, but in any event within 30 calendar days after that date (subject to certain exceptions, including no more frequently than once every calander quarter), file a supplement to the prospectus relating to the shelf registration statement or, if required, file a post-effective amendment or a new shelf registration statement in order to permit resales of such holder's registrable securities. If we file a post-effective amendment or a new registration statement, then we will use our reasonable best efforts to cause the post-effective amendment or new registration statement to become effective under the Securities Act of 1933 as promptly as reasonably practicable, but in any event by the 60th day after the date the registration rights agreement requires us to file the post-effective amendment or new registration statement (subject to certain exceptions). However, if a post-effective amendment or a new registration statement is required in order to permit resales by holders seeking to include registrable securities in the shelf registration statement after the effectiveness of the original shelf registration statement, we will not be required to file more than one post-effective amendment or new registration statement for such purpose in any calendar quarter.

        We understand that the SEC may not permit selling securityholders to be added to the shelf registration statement after it is declared effective by means of a supplement to the related prospectus. Accordingly, if a holder does not deliver a completed questionnaire at least five business days prior to effectiveness of the original shelf registration statement and the holder then requests its registrable securities to be included in the shelf registration statement, the holder could experience significant additional delay because we may be required to file a post-effective amendment or a new registration statement before the holder will be able to resell registrable securities pursuant to the shelf registration statement or the new shelf registration statement.

        To the extent that any holder of registrable securities is deemed to be an "underwriter" within the meaning of the Securities Act of 1933, the holder may be subject to certain liabilities under the federal securities laws for misstatements and omissions contained in a registration statement and any related prospectus. To the extent that any holder of registrable securities identified in the shelf registration statement is a broker-dealer, or is an affiliate of a broker-dealer that did not acquire its registrable securities in the ordinary course of its business or that at the time of its purchase of registrable securities had an agreement or understanding, directly or indirectly, with any person to distribute the registrable securities, we understand that the SEC may take the view that such holder is, under the SEC's interpretations, an "underwriter" within the meaning of the Securities Act of 1933.

        The above summary of certain provisions of the registration rights agreement does not purport to be complete and is subject, and is qualified in its entirety by reference, to the provisions of the registration rights agreement. Copies of the registration rights agreement are available from us or the trustee upon request.

GOVERNING LAW

        The indenture, the notes and the registration rights agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's conflicts of laws principles.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock summarizes general terms and provisions that apply to the capital stock. Since this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, which are on file with the SEC. See "Where you can find more information."

GENERAL

        Our certificate of incorporation provides us with the authority to issue 60,000,000 shares of common stock, $0.01 par value per share, and 30,000,000 shares of preferred stock, $0.01 par value per share. As of July 5, 2005, there were 32,463,697 shares of our common stock outstanding, and no shares of our preferred stock were outstanding.

OUR COMMON STOCK

        Dividends.    Each share of our common stock is entitled to dividends if, as and when dividends are declared by our board of directors and paid. Under Delaware corporate law, we may declare and pay dividends only out of our surplus, or in case there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding year. We may not declare dividends, however, if our capital has been diminished by depreciation, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution. We will pay any dividend so declared and payable in cash, capital stock or other property equally, share for share, on our common stock.

        Voting Rights.    Each share of our common stock is entitled to one vote on all matters.

        Liquidation Rights.    In the event of our liquidation, dissolution or winding up, holders of the shares of our common stock are entitled to share equally, share for share, in the assets available for distribution, subject to any liquidation preference on any outstanding shares of our preferred stock.

        Other.    No stockholder of our common stock has preemptive or other rights to subscribe for additional shares of our common stock.

OUR PREFERRED STOCK

        We will issue our preferred stock from time to time in one or more series as determined by our board of directors. Our board of directors is authorized to issue the shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock, including the loss of voting control to others.

ANTI-TAKEOVER EFFECT OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

        Election of the Board of Directors.    Our certificate of incorporation and bylaws provide that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. This classification of the board of directors will make it more difficult for an acquirer or for other stockholders to change the composition of our board of directors. Our certificate of incorporation also provides that a director may be removed only for cause by vote of the holders of a majority of the voting power of our outstanding voting shares. In addition, the bylaws provide that any vacancies in our board of directors will be filled by our board of directors. If the remaining directors do not constitute a quorum, our bylaws permit the vacancy to be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum.

        Stockholder Advance Notice Procedure.    Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of the stockholders. The stockholder notice procedure provides that only persons who are nominated by the board of directors, or a duly authorized board committee, or by a stockholder who has given timely written notice to the secretary of our company before the meeting at which directors are to be elected, will be eligible for election as directors. This notice is required to include specified information about the stockholder and each proposed director nominee and information regarding each proposed nominee that would be required to be included in a proxy statement filed under SEC Rules and Regulations. The stockholder notice procedure provides that the only business that may be conducted at an annual meeting is business which has been brought before the meeting by, or at the direction of, the board of directors or by a stockholder who has given timely written notice to the secretary of our company. This notice is required to include a brief description of the business desired to be brought before the meeting and specified information about the stockholder and the stockholder's ownership of our capital stock.

DELAWARE ANTI-TAKEOVER LAW

        As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, in general and subject to the exceptions specified in that section, a corporation may not engage in any business combination with any interested stockholder, as defined, for a three-year period following the time that such stockholder became an interested stockholder unless:

  •
  prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

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  at or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

        Subject to exceptions specified in Section 203 of the Delaware General Corporation Law, an "interested stockholder" is defined, in general, to include:

  •
  any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether that person is an interested stockholder; and

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  the affiliates and associates of any person described in the preceding bullet point.

        Section 203 of the Delaware General Corporation Law may make it more difficult for a person who would be an interested stockholder to effect various business combinations with us.

MATERIAL US FEDERAL TAX CONSIDERATIONS

        The following is a general discussion of the material US federal income and, in the case of non-US holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes and common stock into which the notes are converted. This summary is limited to holders that purchased notes in the offering at the "issue price" as defined in Section 1273 of the Internal Revenue Code of 1986, as amended (the "Code") and hold the notes and the shares of common stock as "capital assets" (generally, property held for investment) for US federal income tax purposes. This discussion does not describe all of the US federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the US federal alternative minimum tax, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, certain former citizens or residents of the United States, partnerships, S corporations or other pass-through entities, US holders (as defined below) whose "functional currency" is not the US dollar and persons that hold the notes or shares of common stock in connection with a "straddle," "hedging," "conversion" or other risk reduction transaction. This discussion does not describe the tax consequences to a holder that could arise upon a subsequent transaction involving the company, including, for example, a merger with and into a foreign entity.

        The US federal tax considerations set forth below are based upon the Code, Treasury regulations promulgated thereunder, court decisions, and rulings and pronouncements of the Internal Revenue Service, referred to as the "IRS," all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

        As used herein, the term "US holder" means a beneficial owner of a note (or our common stock acquired upon conversion of a note) that is for US federal tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation, or other entity taxable as a corporation for US federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

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  an estate the income of which is subject to US federal income taxation regardless of its source; or

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  a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more US persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a US person.

        As used herein, the term "non-US holder" means a beneficial owner of a note (or our common stock acquired upon conversion of a note) that is neither a US holder nor a partnership or an entity treated as a partnership for US federal income tax purposes.

        If a partnership (including any entity treated as a partnership for US federal income tax purposes) is a beneficial owner of a note (or our common stock acquired upon conversion of a note), the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their own tax advisors about the US federal income and other tax consequences of the purchase, ownership and disposition of the notes (or our common stock acquired upon conversion of a note).

        This discussion does not address the tax consequences arising under any state, local or foreign law. Furthermore, this summary does not consider the effect of the US federal estate or gift tax laws, except as set forth below with respect to certain US federal estate tax consequences to non-US holders.

        Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the US federal income tax laws to their particular situations as well as any tax consequences arising under the US federal estate or gift tax laws or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

US HOLDERS

Payments of interest

        Subject to the discussion below under "—Additional amounts," a US holder will be required to recognize as ordinary interest income any interest (including additional interest, if any) received or accrued on the notes, in accordance with the holder's regular method of tax accounting.

Additional amounts

        Under Treasury regulations relating to "contingent payment debt instruments," the possibility of an additional payment under a note may be disregarded for purposes of determining the amount of interest or original issue discount ("OID") income to be recognized by the holder in respect of such note (or the timing of such recognition) if the likelihood of the payment, as of the date the notes are issued, is remote or the amount of potential payments is incidental or certain other exceptions in the applicable Treasury regulations apply. In general, there are several types of additional payments that we could be required to make with respect to the notes. First, our failure to, among other things, file or cause to be declared effective a shelf registration statement as described under "Description of notes—Registration rights; Additional interest" may result in the payment of additional interest in the manner described in that section of this prospectus. Second, as described under "Description of notes—Conversion rights—Conversion upon the occurrence of a fundamental change" and "—Holders may require us to repurchase their notes upon a fundamental change—Make-whole premium," we must pay a "make-whole" payment in certain circumstances. Third, as described under "Description of notes—Conversion rights—Payment upon conversion," if there is an insufficient amount of available shares, we may make an additional cash payment to a holder upon conversion. We do not intend to treat the possibility of any such additional payments as affecting the amount of interest or OID to be recognized by the holder of a note or the timing or character of such recognition because we believe that the likelihood of any such payments is remote or that such payments are subject to other exceptions in the applicable Treasury regulation. Our determination in this regard is binding on holders of the notes, unless a holder discloses to the IRS, in the manner required by applicable Treasury regulations, that the holder is taking a different position. It is possible that the IRS may take a different position regarding the possibility of such additional payments, in which case, if the IRS' position were sustained, the timing, amount and character of income recognized with respect to a note may be substantially different than described herein and a holder may be required to recognize income significantly in excess of payments received, may recognize additional gain upon a conversion of the notes into our common stock and may be required to treat as interest income all or a portion of any gain recognized on the conversion or disposition of a note. This discussion assumes that the IRS will not take a different position, or, if it takes a different position, that such position will not be sustained. Prospective purchasers should consult their own tax advisors as to the tax considerations that relate to the possibility of additional payments.

Sale, redemption or exchange of notes

        Subject to the discussion under "—Conversion of the notes" below, a US holder generally will recognize capital gain or loss if the holder disposes of a note in a sale, redemption or exchange. The US holder's gain or loss will equal the difference between the proceeds received by the holder (other than proceeds attributable to accrued interest) and the holder's adjusted tax basis in the note. The proceeds received by a US holder will include the amount of any cash and the fair market value of any other property received for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the US holder's capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the US holder has not previously included such accrued interest in income. The gain or loss recognized by a US holder on a disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate generally applicable to ordinary income. The deductibility of capital losses is subject to limitation. The tax treatment of the receipt of any make-whole payment upon redemption of the notes (see "Description of notes—Holders may require us to repurchase their notes upon a fundamental change—Make-whole premium") is unclear and US holders are urged to consult their own tax advisors regarding the tax treatment of any such payment.

Conversion of the notes

        If a US holder converts the notes and receives a combination of cash and common stock (and such cash is not merely received in lieu of a fractional share of common stock), the tax treatment to the US holder is uncertain. The US holder may be required to recognize gain in an amount equal to the lesser of (1) the cash payment or (2) the excess of the fair market value of the common stock and cash payment received in the conversion over the US holder's adjusted tax basis in the note at the time of conversion. If such treatment applies, no loss would be recognized on the conversion. The US holder's tax basis in the common stock received would be the same as the US holder's tax basis in the note, increased by the amount of gain recognized, if any, and reduced by the amount of the cash payment. Cash received in lieu of a fractional share of common stock generally would be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share generally would result in capital gain or loss measured by the difference between the cash received for the fractional share and the US holder's adjusted tax basis in the fractional share.

        Alternatively, the receipt of common stock and cash may be treated as a part conversion/part sale transaction. In such case, the cash payment would be treated as proceeds from a sale of a portion of the note, as described above under "—Sale, redemption or exchange of notes," and common stock would be treated as received upon conversion of a portion of the note, as described above in the preceding paragraph. A US holder's tax basis in the note would be allocated pro rata between the common stock received (including any fractional share treated as received) and the portion of the note that is treated as sold for cash based upon the relative values of the common stock received and the cash payment. The holding period of the common stock received upon conversion should include the holding period of the note converted.

        Other characterizations may also be possible. Prospective purchasers should consult their own tax advisors as to the tax treatment of the receipt of a combination of cash and common stock upon conversion.

        Upon a conversion of a note where we deliver solely cash, such cash payment will be treated as a sale of the note by the US holder as described above under "—Sale, redemption or exchange of notes."

        The tax treatment of the receipt of any make-whole payment upon conversion of the notes (see "Description of notes—Conversion rights—Conversion upon the occurrence of a fundamental change") is unclear and US holders are urged to consult their own tax advisors regarding the tax treatment of any such payment.

Dividends on common stock

        If, after a US holder converts a note into our common stock, we make distributions on our common stock, the distributions will constitute dividends for US federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under US federal income tax principles. Dividends received by individual US holders generally are subject to a reduced maximum tax rate through December 31, 2008. The rate reduction does not apply to dividends received in respect of short-term positions in the common stock or in certain other situations. To the extent that a US holder receives distributions on shares of common stock that would otherwise constitute dividends for US federal income tax purposes but that exceed our current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital, reducing the holder's tax basis in the shares of common stock. Any such distributions in excess of the US holder's basis in the shares of common stock generally will be treated as capital gain. Subject to applicable limitations, distributions on our common stock constituting dividends paid to holders that are US corporations will qualify for the dividends received deduction.

Adjustment of conversion rate

        The conversion rate of the notes is subject to adjustment in certain circumstances (see "Description of notes—Conversion rights"). Certain adjustments to (or the failure to make such adjustments to) the conversion rate of the notes that increase the proportionate interest of a holder in our assets or earnings and profits may result in a taxable constructive distribution to the holders of the notes, whether or not the holders ever convert the notes. This generally would occur, for example, if the conversion rate is adjusted to compensate holders of notes for cash dividends on our common stock and could also occur in the case of other distributions of cash or property to our stockholders. Such constructive distribution will be treated as a dividend to the extent of our current or accumulated earnings and profits. As a result, US holders of notes could have taxable income as a result of an event pursuant to which they receive no cash or property. It is unclear whether any such constructive dividend would be eligible for the reduced rate of US federal income tax applicable to certain dividends received by individual holders or the dividends received deduction applicable to corporate holders. Generally, a US holder's tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. Moreover, if there is an adjustment (or a failure to make an adjustment) to the conversion rate of the notes that increases the proportionate interest of the holders of outstanding common stock in our assets or earnings and profits, then such increase in the proportionate interest of the holders of the common stock generally will be treated as a constructive distribution to such holders, taxable as described above.

Sale of common stock

        A US holder generally will recognize capital gain or loss on a sale or exchange of our common stock. The US holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's tax basis in the common stock. The proceeds received by a US holder will include the amount of any cash and the fair market value of any other property received for the common stock. The gain or loss recognized by a US holder on a sale or exchange of common stock will be long-term capital gain or loss if the holder's holding period for the common stock (which should include the holding period for the note) is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate generally applicable to ordinary income. The deductibility of capital losses is subject to limitation.

Backup withholding and information reporting

        Certain noncorporate US holders may be subject to IRS information reporting and backup withholding at the applicable rate (currently 28%) on payments of interest on the notes, dividends on common stock and proceeds from the sale or other disposition of the notes or common stock. Backup withholding will only be imposed where the noncorporate US holder:

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  fails to furnish its taxpayer identification number, referred to as a "TIN";

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  furnishes an incorrect TIN;

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  is notified by the IRS that he or she has failed to properly report payments of interest or dividends; or

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  under certain circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct TIN and has not been notified by the IRS that he or she is subject to backup withholding.

        The amount of any backup withholding from a payment to a US holder will be allowed as a credit against the US holder's federal income tax liability and may entitle such holder to a refund, provided that the requisite procedures are followed and the required information is furnished to the IRS on a timely basis.

NON-US HOLDERS

Payments of interest

        Subject to the discussion below under "—Additional amounts," generally, any payments of interest on the notes (including additional interest, if any) to, or on behalf of, a non-US holder will not be subject to US federal income or withholding tax provided that such interest is not effectively connected with the conduct of a trade or business within the United States by such non-US holder if:

  •
  such non-US holder does not actually or by attribution own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

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  such non-US holder is not a controlled foreign corporation for US federal income tax purposes that is related to us, actually or by attribution, through stock ownership;

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  such non-US holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and

  •
  the certification requirements, as described below, are satisfied.

        To satisfy the certification requirements referred to above, either (i) the beneficial owner of a note must certify, under penalties of perjury, to us or our paying agent, as the case may be, that such owner is a non-US person and must provide such owner's name and address, and TIN, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business, referred to as a "Financial Institution," and holds the note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to us or our paying agent, as the case may be, that such certificate has been received from the beneficial owner and must furnish the payor with a copy thereof. Such requirement will be fulfilled if the beneficial owner of a note certifies on a properly executed IRS Form W-8BEN, under penalties of perjury, that it is a non-US person and provides its name and address or any Financial Institution holding the note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof). Special certification rules apply for notes held by foreign partnerships and other intermediaries.

        If interest on the note is effectively connected with the conduct of a trade or business in the United States by a non-US holder (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-US holder in the United States), the non-US holder, although exempt from US federal withholding tax (provided that the certification requirements discussed in the next sentence are met), generally will be subject to US federal income tax on such interest on a net income basis in the same manner as if it were a US holder. In order to claim an exemption from withholding tax, such a non-US holder will be required to provide us with a properly executed IRS Form W-8ECI certifying, under penalties of perjury, that the holder is a non-US person and the interest is effectively connected with the holder's conduct of a US trade or business and is includible in the holder's gross income. In addition, if such non-US holder engaged in a US trade or business is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

        Interest on notes not effectively connected with a US trade or business and not excluded from US federal withholding tax will be subject to withholding at a 30% rate, except where a non-US holder can claim the benefits of an applicable tax treaty to reduce or eliminate such withholding tax and demonstrates such eligibility to us and the IRS.

Additional amounts

        Under Treasury regulations relating to "contingent payment debt instruments," the possibility of an additional payment under a note may be disregarded for purposes of determining the amount of interest or original issue discount ("OID") income to be recognized by the holder in respect of such note (or the timing of such recognition) if the likelihood of the payment, as of the date the notes are issued, is remote or the amount of potential payments is incidental or certain other exceptions in the applicable Treasury regulations apply. In general, there are two types of additional payments that we could be required to make with respect to the notes. First, our failure to, among other things, file or cause to be declared effective a shelf registration statement as described under "Description of notes—Registration rights; Additional interest" may result in the payment of additional interest in the manner described in that section of this prospectus. Second, as described under "Description of notes—Conversion rights—Conversion upon the occurrence of a fundamental change" and "—Holders may require us to repurchase their notes upon a fundamental change—Make-whole premium," we must pay a "make-whole" payment in certain circumstances. Third, as described under "Description of notes—Conversion rights—Payment upon conversion," if there is an insufficient amount of available shares, we may make an additional cash payment to a holder upon conversion. We do not intend to treat the possibility of any such additional payments as affecting the amount of interest or OID to be recognized by the holder of a note or the timing or character of such recognition because we believe that the likelihood of any such payments is remote or that such payments are subject to other exceptions in the applicable Treasury regulations. Our determination in this regard is binding on holders of notes, unless a holder discloses to the IRS, in the manner required by applicable Treasury regulations, that the holder is taking a different position. It is possible that the IRS may take a different position regarding the possibility of such additional payments, in which case, if the IRS' position were sustained, the timing, amount and character of income recognized with respect to a note may be substantially different than described herein. Prospective purchasers should consult their own tax advisors as to the tax considerations that relate to the possibility of additional payments.

Conversion of the notes

        A non-US holder generally will not be subject to US federal income or withholding tax on the conversion of a note into our common stock. To the extent a non-US holder receives cash, including cash in lieu of a fractional share of common stock, upon conversion, such cash may give rise to gain that would be subject to the rules described below with respect to the sale or exchange of a note or common stock. See "—Sale or exchange of the notes or common stock" below. The tax treatment of the receipt of any make-whole payment upon conversion of the notes (see "Description of notes—Conversion rights—Conversion upon the occurrence of a fundamental change") is unclear and non-US holders are urged to consult their own tax advisors regarding the tax treatment of any such payment.

Adjustment of conversion rate

        The conversion rate of the notes is subject to adjustment in certain circumstances. Any such adjustment (or failure to make such adjustment) could, in certain circumstances, give rise to a deemed distribution to non-US holders of the notes or our common stock. See "—US Holders—Adjustment of conversion rate" above. In such case, the deemed distribution would be subject to the rules discussed below regarding withholding of US federal tax on dividends in respect of common stock. See "—Dividends on common stock" below. Because such a deemed distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, we and other payors may withhold on certain other payments to a non-US holder, including payments of interest on the notes, to satisfy a withholding tax obligation with respect to a deemed distribution.

Sale or exchange of the notes or common stock

        A non-US holder generally will not be subject to US federal income or withholding tax on gain realized on the sale or other taxable disposition (including a redemption) of a note or common stock received upon conversion thereof unless:

  •
  the holder is an individual who was present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met;

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  the gain is effectively connected with the conduct of a US trade or business by the non-US holder (and, if required by a tax treaty, the gain is attributable to a permanent establishment maintained in the United States); or

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  we are a "United States real property holding corporation" at any time within the shorter of the five year period preceding such disposition or such holder's holding period. We believe that we are not currently, and will not become, a United States real property holding corporation. If we are, or were to become, a United States real property holding corporation, a non-US holder might be subject to US federal income and, in certain circumstances, withholding tax with respect to gain realized on the disposition of notes or shares of common stock. In that case, any withholding tax withheld pursuant to the rules applicable to dispositions of a United States real property interest would be creditable against such non-US holder's US federal income tax liability and might entitle such non-US holder to a refund upon furnishing the required information to the IRS. However, even if we are or were to become a United States real property holding corporation, any gain realized on the disposition of our common stock or notes would only be subject to US federal income and, in certain circumstances, withholding tax if (i) in the case of (a) common stock, or (b) notes that become regularly traded on a securities market, the non-US holder owned, actually or by attribution, more than 5% of such common stock or regularly traded notes within five years before the disposition of such common stock or notes and (ii) in the case of notes that were not regularly traded, the non-US holder owned, actually or by attribution, such notes which, as of any date on which any notes were acquired by the holder, had a fair market value greater than the fair market value on that date of 5% of our common stock (or, possibly, of the regularly traded class of our stock with the lowest fair market value). If the foregoing conditions were met, then any gain recognized by a non-US holder on the sale, exchange, or other taxable disposition of notes or common stock would be treated as effectively connected with a US trade or business and would be subject to US federal income tax at the regular graduated rates and in the manner applicable to US persons.

        The tax treatment of the receipt of any make-whole payment upon redemption of the notes (see "Description of notes—Holders may require us to repurchase their notes upon a fundamental change—Make-whole premium") is unclear and non-US holders are urged to consult their own tax advisors regarding the tax treatment of any such payment.

Dividends on common stock

        If, after a non-US holder converts a note into common stock, we make distributions on our common stock, the distributions will constitute dividends for US federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under US federal income tax principles. Except as described below, dividends paid on common stock held by a non-US holder will be subject to US federal withholding tax at a rate of 30% or lower treaty rate, if applicable. A non-US holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by furnishing us with a properly executed IRS Form W-8BEN upon which the non-US holder certifies, under penalties of perjury, its status as a non-US person and its entitlement to the lower treaty rate with respect to such payments.

        If dividends paid to a non-US holder are effectively connected with the conduct of a US trade or business by the non-US holder (and, if required by a tax treaty, the dividends are attributable to a permanent establishment maintained in the United States), we and other payors generally are not required to withhold tax from the dividends, provided that the non-US holder furnishes to us a properly executed IRS Form W-8ECI certifying, under penalties of perjury, that the holder is a non-US person, and the dividends are effectively connected with the holder's conduct of a US trade or business and are includible in the holder's gross income. Effectively connected dividends will be subject to US federal income tax on net income that applies to US persons generally (and, with respect to a non-US holder that is a foreign corporation, under certain circumstances, the 30% branch profits tax, as discussed above).

Backup withholding and information reporting

        We must report annually to the IRS and to each non-US holder the amount of interest or dividends paid to that holder and the tax withheld, if any, from those payments of interest or dividends. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable tax treaty. Copies of the information returns reporting those payments of interest or dividends and withholding, if any, may also be made available to the tax authorities in the country in which the non-US holder is a resident under the provisions of an applicable income tax treaty or agreement. A non-US holder generally will not be subject to additional information reporting or to backup withholding at the applicable rate (currently 28%) with respect to payments of interest on the notes or dividends on common stock or to information reporting or backup withholding with respect to proceeds from the sale or other disposition of the notes or common stock to or through a US office of any broker, as long as the holder:

  •
  has furnished to the payor or broker a properly executed IRS Form W-8BEN certifying, under penalties of perjury, its status as a non-US person;

  •
  has furnished to the payor or broker other documentation upon which it may rely to treat the payments as made to a non-US person in accordance with Treasury regulations; or

  •
  otherwise establishes an exemption.

        The payment of the proceeds from the sale or other disposition of the notes or common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale or disposition of the notes or common stock will be subject to information reporting, but not backup withholding, if it is to or through a foreign office of a US broker or a non-US broker with certain enumerated connections with the United States unless the documentation requirements described above are met or the holder otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a non-US holder will be allowed as a credit against such holder's US federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Non-US holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

US estate tax

        Notes owned or treated as owned by an individual who is not a citizen or resident (as specifically defined for US federal estate tax purposes) of the United States at the time of death, referred to as a "nonresident decedent," will not be includible in the nonresident decedent's gross estate for US federal estate tax purposes, provided that, at the time of death, the nonresident decedent does not own, actually or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote and payments with respect to such notes would not have been effectively connected with the conduct of a US trade or business by the nonresident decedent. Common stock owned or treated as owned by a nonresident decedent at the time of death will be includible in the nonresident decedent's gross estate for US federal estate tax purposes. Subject to applicable treaty limitations, if any, a nonresident decedent's estate may be subject to US federal estate tax on property includible in the estate for US federal estate tax purposes.

        The preceding discussion of material US federal income and estate tax consequences is for general information only and is not tax advice. Accordingly, you should consult your own tax advisor as to particular tax consequences to you of purchasing, holding and disposing of the notes and our common stock, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

SELLING SECURITYHOLDERS

        We initially issued the notes to the initial purchasers who then sold the notes in transactions exempt from the registration requirements of the Securities Act to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act). The selling securityholders (which term includes their transferees, pledgees, donees or their successors) may from time to time offer and sell pursuant to this prospectus or prospectus supplement any or all of the notes and common stock issuable upon conversion of the notes or upon payment of the make-whole premium in connection with a fundamental change.

        No offer or sale under this prospectus may be made by a holder of the securities unless that holder is listed in the table in this prospectus or until that holder has notified us and a supplement to this prospectus has been filed or an amendment to this registration statement has become effective. We will supplement or amend this prospectus to include additional selling securityholders in accordance with the procedures set forth in the registration rights agreement that we entered into in connection with our initial issuance of the notes and upon provision of all required information to us. Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

        The following table sets forth information about each selling securityholder, including the name, the number and percentage of the notes beneficially owned and being offered by the selling securityholder and the number and percentage of common stock beneficially owned and being offered by the selling securityholder. Unless otherwise indicated below, to our knowledge, none of the selling securityholders nor any of their affiliates, officers, directors or principal entity holders has held any position or office or has had any material relationship with us within the past three years.

Name of Selling Securityholder(1)	Principal Amount of Notes Beneficially Owned and Offered hereby	Percentage of Notes Outstanding	Number of shares of Common Stock Beneficially Owned and Offered Hereby	Percentage of Common Stock Outstanding(2)
Argent Classic Convertible Arbitrage Fund L.P.(3)	$1,060,000	1.23%	*	**
Argent Classic Convertible Arbitrage Fund II, L.P.(3)	$220,000	**	*	**
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.(4)	2,240,000	2.60%	*	**
BP Amoco PLC Master Trust(5)	$385,000	**	*	**
BNP Paribas Equity Strategies, SNC(6)(7)	$2,329,000	2.70%	*	**
CC Convertible Arbitrage, Ltd.(6)(8)	$3,000,000	3.48%	*	**
CooperNeff Convertible Strategies (Cayman) Master Fund, LP(7)	$1,932,000	2.24%	*	**
CSS, LLC(9)(10)	$2,000,000	2.32%	*	**
DBAG London(6)(11)	$1,500,000	1.74%	*	**
DKR SoundShore Opportunity Holding Fund Ltd.(12)	$6,000,000	6.96%	*	**
Drawbridge Convertible I LTD(13)	$125,000	**	*	**
Drawbridge Convertible II LTD(13)	$40,000	**	*	**
Drawbridge Global Macro Master Fund, LTD(13)	$335,000	**	*	**
Gaia Offshore Master Fund Ltd.(6)(14)	$1,875,000	2.17%	*	**
Grace Convertible Arbitrage Fund, Ltd.(15)	$5,000,000	5.80%	*	**
Highbridge International LLC(6)(16)	$11,500,000	13.33%	*	**
Hotel Union and Industry of Hawaii Pension Plan(5)	$72,000	**	*	**
Institutional Benchmarks Master Fund Ltd.(5)	$438,000	**	*	**
KBC Financial Products USA, Inc.(9)(17)	$2,500,000	2.90%	*	**
Lyxor/Convertible Arbitrage Fund Limited(7)	$385,000	**	*	**
Lyxor/Gaia II Fund Ltd.(6)(14)	$625,000	**	*	**
Managers Convertible Securities—Convertible Securities Fund(6)(18)	$200,000	**	*	**
Mohican VCA Master Fund, Ltd.(19)	$1,200,000	1.39%	*	**
Polaris Vega Fund L.P.(20)	$3,520,000	4.08%	*	**
Putnam Convertible Income-Growth Trust(6)(21)	$3,500,000	4.06%	*	**
Ritchie Convertible Arbitrage Trading(22)	$800,000	**	*	**
SG Americas Securities, LLC(9)(23)	$9,000,000	10.44%	*	**
Singlehedge US Convertible Arbitrage Fund(7)	$627,000	**	*	**
Sphinx Convertible Arb Fund SPC(5)	$290,000	**	*	**
SSI Blended Market Neutral L.P.(5)	$141,000	**	*	**
SSI Hedged Convertible Market Neutral L.P.(5)	$183,000	**	*	**
Sturgeon Limited(24)	$477,000	**	*	**
Sunrise Partners Limited Partnership(6)(25)	$3,650,000	4.23%	*	**
The City of Southfield Fire & Police Retirement System(5)	$22,000	**	*	**
The Consulting Group Capital Markets Fund(5)	$110,000	**	*	**
The Estate of James Campbell CH(5)	$39,000	**	*	**
The Estate of James Campbell EST2(5)	$309,000	**	*	**
UBS Securities LLC(9)(26)	$200,000	**	*	**
Viacom Inc. Pension Plan Master Trust(5)	$11,000	**	*	**
Vicis Capital Master Fund(27)	$3,000,000	3.48%	*	**
Wolverine Asset Management(28)	$2,000,000	2.32%	*	**
Xavex Convertible Arbitrage Fund 10 Acct.(3)	$580,000	**	*	**
Any other holder of notes or future transferee, pledgee, donee, or successor of any such holder(29)	$12,830,000	14.88%	*	**
Total amount of securities offered hereby	$86,250,000	100%	6,420,594	**

*
Assumes conversion of all of the holder's notes into shares of our common stock, based upon the 10-day weighted average price as of July 5, 2005. The terms of the notes provide that we will not issue any shares of common stock upon conversion of the notes unless the 10-day weighted average price exceeds $12.00. Under the terms of the notes, the actual number of shares of common stock that we will issue will be based upon the 10-day weighted average price during the period after the notes are tendered for conversion. Because the actual number of shares of common stock issuable upon conversion of the notes cannot be known until after the notes are tendered for conversion, it is not possible for us to determine at this time the number of shares of our common stock that we may issue upon such conversion. However, the terms of the notes provide that we will not be obligated to issue more than 6,420,594 shares of common stock upon conversion of the notes or upon payment of the make-whole premium in connection with a fundamental change. The conversion rate is subject to adjustment as described under "Description of notes—Conversion rights." As a result of such adjustment or as a result of the payment of the make-whole premium in connection with a fundamental change, the number of shares of common stock issuable may increase or decrease in the future by an indeterminate number.

**
Less than 1 percent

(1)
Information concerning the selling securityholders may change from time to time. Any such changed information will be set forth in amendments or supplements to this prospectus or to the registration statement of which this prospectus is a part, if and when required. A post-effective amendment will be filed to identify unknown securityholders who are not direct or indirect donees, pledges, successors or transferees of the selling securityholders listed in the table.

(2)
Calculated using 32,463,697 shares of common stock outstanding as of July 5, 2005. In calculating the percentage of common stock outstanding for each selling securityholder, we treated as outstanding the number of shares of common stock issuable upon conversion of all of the particular selling securityholder's notes, based upon the 10-day weighted average price as of July 5, 2005.

(3)
Nathaniel Brown and Robert Brown have voting and investment power over the securities listed above that are held by this selling securityholder.

(4)
Henry J. Cox has voting and investment power over the securities listed above that are held by this selling securityholder.

(5)
Mr. John Guttfurcht, Mr. George Douglas and Mrs. Amy Jo Guttfurcht have voting and investment control over the securities held by this selling securityholder.

(6)
This selling securityholder has advised us that it is an affiliate of a broker or dealer and that it has purchased the securities reflected in this table as being owned by it in the ordinary course of business and, at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute those securities.

(7)
Christian Menestrier, Chief Executive Officer of CooperNeff Advisors Inc., exercises voting and investment control over the securities held by this selling securityholder.

(8)
As investment manager under a management agreement, Castle Creek Convertible Arbitrage LLC. may exercise dispositive and voting power with respect to the shares owned by CC Convertible Arbitrage, Ltd. Castle Creek Convertible Arbitrage LLC disclaims beneficial ownership of such shares. Daniel Asher and Allan Weine are the managing members of Castle Creek Convertible Arbitrage LLC. Messrs. Asher and Weine disclaim beneficial ownership of the shares owned by CC Convertible Arbitrage Ltd.

(9)
This selling securityholder has advised us that it is a broker or dealer.

(10)
Michael J. Carusillo, Clayton A. Struve and Nicholas D. Schoewe have voting and investment power over the securities listed above that are held by this selling securityholder.

(11)
Tom Sullivan has voting and investment power over the securities listed above that are held by this selling securityholder.

(12)
DKR Capital Partners L.P. ("DKR LP") is a registered investment adviser with the Securities and Exchange Commission and as such, is the investment manager to DKR SoundShore Opportunity Holding Fund Ltd. (the "Fund"). DKR LP has retained certain portfolio managers to act as the portfolio manager to the Fund managed by DKR LP. As such, DKR LP and certain portfolio managers have shared dispositive and voting power over the securities. For shares included in this prospectus, Tom Kirvaitis has trading authority over the Fund.

(13)
Kevin Treacy has voting and investment power over the securities listed above that are held by this selling securityholder.

(14)
Promethean Asset Management, LLC, a New York limited liability company, serves as investment manager to Gaia Offshore Master Fund, Ltd. ("Gaia") and the trading advisor for Lyxor/Gaia II Fund Ltd. ("Lyxor") and may be deemed to share beneficial ownership of the shares beneficially owned by Gaia and Lyxor, as a result of Promethean's power to vote and dispose of the securities in each of Gaia and Lyxor. The ownership information of these two selling securityholders does not include the ownership information for the other. Promethean disclaims beneficial ownership of the shares beneficially owned by Gaia and Lyxor, and each of Gaia and Lyxor disclaims beneficial ownership of the shares beneficially owned by the other. James F. O'Brien, Jr. indirectly controls Promethean Asset Management, LLC. Mr. O'Brien disclaims beneficial ownership of the shares beneficially owned by Promethean, Gaia and Lyxor.

(15)
Bradford Whitmore and Michael Brailov have voting and investment power over the securities listed above that are held by this selling securityholder.

(16)
Glenn Dubin and Henry Swieca, as principals of Highbridge Capital Management the trading advisor for the selling securityholder, have voting and investment control of the securities listed above.

(17)
KBC Financial Products USA Inc. exercises voting and investment control over any shares of common stock issuable upon conversion of the notes owned by this selling securityholder. Mr. Luke Edwards, Managing Director, exercises voting and investment control on behalf of KBC Financial Products USA Inc.

(18)
40/86 Advisors, Inc. is the trading manager of Managers Convertible Securities Fund and consequently has voting control and investment discretion over securities held by Managers Convertible Securities Fund. 40/86 Advisors, Inc. disclaims beneficial ownership of the securities beneficially owned by Managers Convertible Securities Fund. This securityholder is a wholly owned subsidiary of Conseco, Inc., a publicly-traded company.

(19)
Eric Hage and Daniel Hage have voting and investment power over the securities listed above that are held by this selling securityholder.

(20)
Gregory R. Levinson exercises voting power and investment control over the securities listed above that are held by this selling securityholder.

(21)
Putnam Investment Management, LLC ("PIM") has voting and investment control over the securities held by this selling securityholder. PIM is owned by Putnam Investment Management Trust, which is owned by Putnam, LLC, which is owned by Putnam Investments Trust, which is owned by Marsh & McLennan Companies, Inc.

(22)
Ritchie Capital Management, L.L.C., A.R. Thane Ritchie, Managing Member, has the power to vote and/or dispose of the shares held by this selling securityholder.

(23)
Societe Generale, the parent company of SG Americas Securities, LLC, exercises voting and investment control over the securities on behalf of SG Americas Securities, LLC.

(24)
Jeff Toback an officer of CooperNeff Advisors Inc., has the power to direct the voting and disposition of securities held by this selling securityholder

(25)
S. Donald Sussman exercise voting power and investment control over the securities held by this selling securityholder.

(26)
UBS AG, the parent company of UBS Securities LLC, exercises voting and investment control over the securities on behalf of UBS Securities LLC.

(27)
John Succo, Sky Lucas and Shad Stastney exercise voting and investment control over the securities held by this selling stockholder.

(28)
Robert Bellick exercises voting and investment control over the securities held by this selling securityholder.

(29)
The unidentified selling securityholders are either direct purchasers of the notes in a Rule 144A private placement of the notes completed by us on November 2, 2004 or November 10, 2004 or their transferees, pledgees, donees or successors. Assumes that any other holders of notes, or any future transferees, pledgees, donees or successors of or from any such other holders of notes, do not beneficially own any common stock other than the common stock issuable upon conversion of the notes at the conversion rate.

        We prepared this table based on the information supplied to us by the selling securityholders named in the table.

        The selling securityholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date on which the information in the above table was provided to us.

        Because the selling securityholders may from time to time offer all or some of the notes or the shares of common stock issuable upon conversion of the notes or upon payment of the make-whole premium in connection with a fundamental change, we cannot estimate the amount of the notes or shares of common stock that will be held by the selling securityholders upon the termination of any particular offering by a selling securityholder. See "Plan of Distribution."

PLAN OF DISTRIBUTION

        The selling securityholders and their successors, may from time to time sell the notes and the common stock covered by this prospectus directly to purchasers or offer the notes and the common stock through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriters' discounts or commissions or agents' commissions from the selling securityholders and/or the purchasers of securities for whom they may act as agent, which underwriters' discounts or commissions or agents' commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        The notes and the common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The sale of the notes and the common stock may be effected in transactions (which may involve block transactions):

          —through a securities exchange distribution in accordance with the rules of that exchange,

          —in the over-the-counter market,

          —otherwise than through an exchange or in the over-the-counter market, or

          —through the writing of options.

        In connection with the sale of the notes or the common stock offered hereby or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the notes or the common stock, as the case may be, in the course of the hedging positions they assume. The selling securityholders may also sell the notes or the common stock short and deliver the notes or the common stock, as the case may be, to close out short positions or loan or pledge the notes or the common stock to broker-dealers that in turn may sell the notes or the common stock.

        The aggregate proceeds to the selling securityholders from the sale of the securities offered by them hereby will be the purchase price of such securities less discounts and commissions, if any. The selling securityholder reserves the right to accept and, together with its agent from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.

        Our common stock is listed for trading on the Nasdaq National Market under the symbol "OPTN."

        CSS, LLC, KBC Financial Products USA, Inc., SG Americas Securities, LLC and UBS Securities LLC are broker-dealers and, therefore, are underwriters within the meaning of the Securities Act in connection with resales of the notes and the common stock covered by this prospectus. In addition, any selling securityholders and any broker-dealers, agents or underwriters that participate with the selling securityholders in the distribution of the notes or the common stock may be deemed to be "underwriters" within the meaning of the Securities Act. Any commission received by an underwriter, and any profit on the resale of the notes of the common stock purchased by them will be deemed to be underwriting commissions or discounts under the Securities Act.

        In order to comply with the securities laws of some states, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers.

        The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities, may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. If any selling securityholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act it will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provision.

        In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling securityholder may not sell any security described herein and may not transfer, devise or gift such securities by other means not described in this prospectus.

        At the time of a particular offering of securities by a selling securityholder, a supplement to this prospectus, if required, will be circulated setting forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We maintain a website at http://www.optioncare.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We have "incorporated by reference" into this prospectus certain information we have filed, or will file, with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

        We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

  •
  our annual report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 16, 2005 (file no. 000-19878);

  •
  our quarterly report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 10, 2005 (file no. 000-19878); and

  •
  future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but prior to the termination of the offering of the notes.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Option Care, Inc.
485 Half Day Road, Suite 300
Buffalo Grove, Illinois 60089
(847) 465-2100

LEGAL MATTERS

        The validity of the notes offered hereby has been passed upon for us by McDermott Will & Emery LLP.

EXPERTS

        The consolidated financial statements of Option Care, Inc. included in Option Care, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2004 including the schedule appearing therein, and Option Care, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements and management's assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us (the "Registrant") in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission filing fee	$10,152
Legal fees and expenses	50,000
Accounting fees and expenses	35,000
Printing expenses	25,000
Trustee fees and expenses	10,000
Miscellaneous	25,000

Total expenses	$155,152

        All of the above fees and expenses will be paid by the Registrant. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15.    Indemnification of Directors and Officers.

        Under the provisions of Section 145 of the Delaware General Corporation Law, the Registrant is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the Registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys' fees incurred in connection with such proceedings). In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable to the Registrant (except for expenses allowed by a court).

        Our bylaws provide for mandatory indemnification of our directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to us and our stockholders. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        The Registrant maintains insurance policies that provide coverage to its directors and officers against certain liabilities.

Item 16.    Exhibits and Financial Statement Schedules.

        The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 17.    Undertakings.

(a)
The Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo Grove, State of Illinois, on July 6, 2005.

OPTION CARE, INC.
By:	/s/ RAJAT RAI Rajat Rai Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 6, 2005.

Signature	Title(s)

* John N. Kapoor, Ph.D.	Chairman of the Board
/s/ RAJAT RAI Rajat Rai	Chief Executive Officer and Director
/s/ PAUL MASTRAPA Paul Mastrapa	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)
* Leo Henikoff, M.D.	Director
* Jerome F. Sheldon	Director
* Kenneth S. Abramowitz	Director
*/s/ JOSEPH BONACCORSI Joseph Bonaccorsi Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Document Description
4.1	Indenture, dated November 2, 2004, between the Registrant and LaSalle Bank National Association, as Trustee, with respect to the $86,250,000 2.25% Convertible Senior Notes due 2024 (including the Form of 2.25% Convertible Senior Note due 2024). Filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on November 12, 2004.**
4.2
Certificate of Amendment to Certificate of Incorporation of the Registrant filed March 25, 1992. Filed as Exhibit 3(c) to Option Care's Registration Statement (No. 33-45836) dated April 15, 1992 and incorporated by reference herein.**
4.3
Certificate of Amendment to Certificate of Incorporation of the Registrant filed with Delaware Secretary of State on June 18, 2002. Filed as Exhibit 3.3 to Option Care's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 and incorporated by reference herein.**
4.4	Restated By-Laws of the Registrant Dated June 1, 1994. Filed as Exhibit 10.5 to Option Care's Annual Report on Form 10-K for the year ending December 31, 1994 and incorporated by reference herein.**
4.5
Registration Rights Agreement, dated November 2, 2004, between the Registrant, UBS Securities LLC and Piper Jaffray & Co., with respect to the $86,250,000 2.25% Convertible Senior Notes due 2024. Filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on November 12, 2004.**
5.1	Opinion of McDermott Will & Emery LLP (including consent of counsel).*
12.1	Consolidated Statement regarding Computation of ratios of earnings to fixed charges.*
23.1	Consent of McDermott Will & Emery LLP (filed as part of Exhibit 5).*
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on signature page).*
25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.*

*
Previously filed.

**
Incorporated by reference from other filings made with the Securities and Exchange Commission as indicated.

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
THE NOTES
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK
DIVIDEND POLICY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF NOTES
Make-whole premium upon certain fundamental changes (% of principal amount)
DESCRIPTION OF CAPITAL STOCK
MATERIAL US FEDERAL TAX CONSIDERATIONS
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX